                                                                Exhibit 2.1
===============================================================================


                            ASSET PURCHASE AGREEMENT

                                 by and between

                            E.R. SQUIBB & SONS, INC.

                                       and

                               STERIS CORPORATION

                          Dated as of November 26, 1996



===============================================================================

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

                                    ARTICLE 1

                                   DEFINITIONS
1.1      Definitions............................................................... 1


                                    ARTICLE 2

                           TERMS OF PURCHASE AND SALE

2.1      Purchase and Sale......................................................... 8
2.2      Purchase Price........................................................... 10
2.3      Payment of Purchase Price................................................ 13
2.4      Allocation of Purchase Price............................................. 14
2.5      Further Assurances; Consents............................................. 14


                                    ARTICLE 3

                          PRELIMINARY AND FINAL CLOSING

                             STATEMENTS; ADJUSTMENTS

3.1      Preliminary Statement of Inventory....................................... 15
3.2      Review of Preliminary Inventory Statement................................ 16
3.3      Disputes................................................................. 16
3.4      Final Inventory Statement................................................ 16
3.5      Adjustment to the Purchase Price......................................... 17
3.6      Interest................................................................. 17


                                    ARTICLE 4

                                     CLOSING

4.1  Closing...................................................................... 17
4.2  Instruments of Conveyance, Transfer, Assumption, Etc......................... 17




                                        i


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


                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1   Organization of the Seller and CVL; Authority........................... 19
5.2   No Violations........................................................... 19
5.3   Financial Statements.................................................... 20
5.4   Title to Properties; Absence of Liens................................... 21
5.5   Litigation.............................................................. 21
5.6   Compliance with Law..................................................... 21
5.7   Real Property........................................................... 22
5.8   Sufficiency of Assets................................................... 23
5.9   Contracts............................................................... 23
5.10  Brokers and Intermediaries.............................................. 24
5.11  Tax Matters............................................................. 25
5.12  Employee Benefits....................................................... 25
5.13  Labor Matters........................................................... 26
5.14  Intellectual Property................................................... 27
5.15  Environmental Matters................................................... 28
5.16  Products and Inventory.................................................. 29
5.17  Absence of Certain Changes or Events.................................... 29


                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

6.1   Organization and Authority of Buyer..................................... 30
6.2   Ability to Carry Out the Agreement...................................... 31
6.3   Brokers and Intermediaries.............................................. 31
6.4   Availability of Funds................................................... 31
6.5   Actions and Proceedings, Etc............................................ 31


                                    ARTICLE 7

                        CERTAIN COVENANTS AND AGREEMENTS
                               OF SELLER AND BUYER

7.1   Access and Information; Confidentiality................................. 32
7.2   HSR Filings............................................................. 33
7.3   Conduct of Business; Insurance.......................................... 33
7.4   Employee Matters........................................................ 34
7.5   FIRPTA Certificate...................................................... 37
7.6   Title Insurance; Estoppel Certificates.................................. 37
7.7   Leased Vehicles......................................................... 38
7.8   Non-Solicitation of Employees........................................... 38
7.9   Books and Records; Access to Employees.................................. 39
7.10  Announcement............................................................ 39
7.11  Commercially Reasonable Efforts......................................... 40
7.12  Covenant Not to Compete; Non-Solicitation by Seller..................... 40
7.13  Confidentiality Agreements.............................................. 41
7.14  Change of Name.......................................................... 41
7.15  Use of Certain Names.................................................... 41
7.16  Consents; Transfer of Permits........................................... 42


                                       ii


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


7.17  Mixed Product Contracts; Distributors.................................... 43
7.18  Disclaimer of Other Representations and Warranties;
      Best Knowledge; Disclosure............................................... 44

                                    ARTICLE 8

                         CONDITIONS PRECEDENT OF SELLER

8.1   Representations and Warranties........................................... 44
8.2   Agreements............................................................... 44
8.3   Buyer Certificate........................................................ 45
8.4   No Injunction............................................................ 45
8.5   Governmental Consents; HSR Waiting Period................................ 45
8.6   Product Supply Agreement................................................. 45
8.7   Transition Services Agreement............................................ 45
8.8   License Agreement........................................................ 45
8.9   Board of Director Approval............................................... 45
8.10  Miscellaneous Closing Deliveries......................................... 45


                                    ARTICLE 9

                          CONDITIONS PRECEDENT OF BUYER

9.1   Representations and Warranties........................................... 46
9.2   Agreements............................................................... 46
9.3   Seller Certificate....................................................... 46
9.4   No Injunction............................................................ 46
9.5   Governmental Consents; HSR Waiting Period................................ 46
9.6   FIRPTA Certificate....................................................... 46
9.7   Transition Services Agreement............................................ 47
9.8   License Agreement........................................................ 47
9.9   Miscellaneous Closing Deliveries......................................... 47


                                   ARTICLE 10

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

10.1  Survival................................................................. 47
10.2  Indemnification of Buyer and its Affiliates.............................. 47
10.3  Indemnification of Seller and its Affiliates............................. 48
10.4  Notice and Opportunity to Defend......................................... 48
10.5  Certain Limitations...................................................... 49
10.6  Product Liability Claims................................................. 50
10.7  Environmental Claims..................................................... 50
10.8  Remedies................................................................. 51
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                                       iii


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
                                   ARTICLE 11

                                   TERMINATION

11.1   Termination............................................................. 51
11.2   Obligations upon Termination............................................ 52
11.3   Effect of Termination................................................... 53


                                   ARTICLE 12

                                  MISCELLANEOUS

12.1   Bulk Transfer Laws...................................................... 53
12.2   Expenses................................................................ 53
12.3   Governing Law........................................................... 53
12.4   Waiver of Jury Trial.................................................... 53
12.5   Notices................................................................. 53
12.6   Entire Agreement........................................................ 55
12.7   Amendments.............................................................. 55
12.8   Headings; References.................................................... 55
12.9   Counterparts............................................................ 55
12.10  Parties in Interest; Assignment......................................... 55
12.11  Severability; Enforcement............................................... 56
12.12  Waiver.................................................................. 56


SCHEDULES

Schedule 1.1(a)                     Product Listing
Schedule 1.1(b)                     Licensed Patient Skin Care Products
Schedule 1.1(c)                     Mixed Product Contracts
Schedule 1.1(d)                     Retained Patient Skin Care Products
Schedule 2.5(d)                     Letter Regarding Warehouse Lease Extension
Schedule 5.2                        No Violations and Required Consents
                                    - Seller and CVL

Schedule 5.3                        Financial Statements
Schedule 5.4                        Title to Properties - Encumbrances
Schedule 5.5                        Litigation
Schedule 5.6                        Compliance with Law
Schedule 5.7                        Real Property
Schedule 5.9                        Contracts
Schedule 5.12                       Employee Matters
Schedule 5.13                       Labor Matters
Schedule 5.14                       Intellectual Property
Schedule 5.15                       Environmental Matters
Schedule 5.17                       Absence of Certain Changes or Events
Schedule 5.18                       Employees Receiving Increased Compensation
Schedule 7.7                        Leased Vehicles
Schedule 7.12                       Restricted Employees
Schedule 7.18                       Seller's Knowledge

EXHIBITS

Exhibit A                           Assignment of Patents
Exhibit B                           Assignment of Trademarks
Exhibit C                           Bill of Sale
Exhibit D                           License Agreement
Exhibit E                           Product Supply Agreement
Exhibit F                           Transition Services Agreement
Exhibit G                           Undertaking
Exhibit H                           FIRPTA Certificate

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  ASSET PURCHASE AGREEMENT, dated as of November 26, 1996, by and between E.R. SQUIBB & SONS, INC., a Delaware corporation (the "SELLER"), and STERIS CORPORATION, an Ohio corporation (the "BUYER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Seller is in the business (the "ACQUIRED BUSINESS") of manufacturing and selling health care infection control (including caregiver skin care, surgical instrument decontamination and environmental decontamination) and contamination control products listed on Schedule 1.1(a) through ConvaTec, an unincorporated division of the Seller ("CONVATEC"), and Calgon Vestal Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of the Seller ("CVL"); and

                  WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, certain of the assets held by the Seller or CVL primarily for use in the Acquired Business, and the Buyer has agreed to assume the Assumed Liabilities (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein, the Buyer and the Seller, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "ACQUIRED BUSINESS" shall have the meaning set forth in the Recital to this Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such other Person.

                  "AGREEMENT" means this Asset Purchase Agreement as executed on the date hereof, together with the schedules and exhibits attached hereto, as amended or supplemented in accordance with the terms hereof.

                  "ASSIGNMENT OF PATENTS" means the Assignment of Patents, to be dated as of the Closing Date, in the form attached hereto as EXHIBIT A.

                  "ASSIGNMENT OF TRADEMARKS" means the Assignment of Trademarks, to be dated as of the Closing Date, in the form attached hereto as EXHIBIT B.

                  "ASSUMED ENVIRONMENTAL LIABILITIES" shall have the meaning set forth in Section 10.7(a).

                  "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2(a).

                  "BILL OF SALE" means the bill of sale in the form attached hereto as EXHIBIT C.

                  "B-MS STOCK" means common stock, par value $0.10 per share, of Bristol-Myers Squibb.

                  "BOOKS AND RECORDS" means the books, records, files and data of the Seller and CVL relating primarily to the Acquired Business and covering periods prior to the Closing.

                  "BRISTOL-MYERS SQUIBB" means Bristol-Myers Squibb Company, a Delaware corporation and the parent company of the Seller.

                  "BUYER" shall have the meaning set forth in the forepart of this Agreement.

                  "BUYER HOURLY PLAN TRUST" shall have the meaning set forth in
Section 7.4(c).

                  "BUYER INDEMNIFICATION THRESHOLD" shall have the meaning set forth in Section 10.5(f).

                  "BUYER INDEMNITEE" and "BUYER INDEMNITEES" shall have the respective meanings set forth in Section 10.2.

                  "CLAIMS" shall have the meaning set forth in Section
2.1(a)(ix).

                  "CLOSING" shall have the meaning set forth in Section
4.1.

                  "CLOSING DATE" shall have the meaning set forth in
Section 4.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPETING OPERATIONS" shall have the meaning set forth in Section 7.12(a).

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 7.1(b).

                  "CONTROL" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "CONVATEC" shall have the meaning set forth in the Recitals to this Agreement;

                  "CVL" shall have the meaning set forth in the Recitals to this Agreement.

                  "DAMAGES" shall have the meaning set forth in Section
10.2(a).

                  "DISPUTES AUDITOR" means Deloitte & Touche LLP or such other public accounting firm as may be mutually agreed upon by the Seller and the Buyer.

                  "DISTRIBUTORS" shall have the meaning set forth in
Section 7.17(c).

                  "DOJ" means the United States Department of Justice.

                  "EMPLOYEES" shall have the meaning set forth in Section
7.4(a).

                  "ENCUMBRANCES" means any and all liens, security interests or other encumbrances.

                  "ENVIRONMENTAL LAWS" means any federal, state or local statute, law or regulation in effect on the date hereof relating to pollution or protection of the environment.

                  "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section 5.15(b).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCLUDED ASSETS" shall have the meaning set forth in
Section 2.1(b).

                  "FINAL INVENTORY STATEMENT" shall have the meaning set forth in Section 3.4.

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.3.

                  "FTC" means the United States Federal Trade Commission.

                  "GPO" shall have the meaning set forth in Section
7.17(b).

                  "HAZARDOUS MATERIALS" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, pollutant, contaminant or petroleum products (including crude oil or any fraction thereof) defined or regulated as such in or under any Environmental Law.

                  "HOURLY PLAN" means the Retirement Plan for the IUE Local 823 Hourly Employees of the Seller.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 10.4.

                  "INDEMNITEE" shall have the meaning set forth in Section 10.4.

                  "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5.14.

                  "INVENTORY" means, collectively, (i) all raw materials, work in progress and components either (A) located at the Properties or (B) held by the Seller primarily for use by the Acquired Business or by third party manufacturers or packaging contractors of the Acquired Business and (ii) all finished products held by the Seller for use by the Acquired Business, but excluding all finished inventories of any Retained Patient Skin Care Products.

                  "IUE LOCAL 823" shall have the meaning set forth in
Section 2.2(a)(iv).

                  "LEASE" means each lease of Leased Real Property.

                  "LEASED REAL PROPERTIES" means the real properties leased by the Seller or CVL as set forth on SCHEDULE 5.7.

                  "LICENSE AGREEMENT" means the License Agreement to be dated as of the Closing Date, by and between the Seller and the Buyer in the form attached hereto as EXHIBIT D, relating to the royalty-free, non-exclusive license to be granted by the Seller to the Buyer to use the product formulae and certain trademarks in connection with the manufacture and sale by the Buyer of the Licensed Patient Skin Care Products.

                  "LICENSED PATIENT SKIN CARE PRODUCTS" means the products listed on SCHEDULE 1.1(B) packaged in the form of cartridges or refills for use in dispensers.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, liabilities (contingent or otherwise), financial condition, operating results or business of the Acquired Business taken as a whole.

                  "MATERIAL CONTRACTS" shall have the meaning set forth in
Section 5.9.

                  "MERCK" means Merck & Co., Inc., a Delaware corporation.

                  "MIXED PRODUCT CONTRACTS" means the agreements or commitments between the Seller, ConvaTec or CVL, on the one hand, and third parties, on the other hand, that relate to (i) both the Acquired Business and the other businesses of the Seller, ConvaTec or CVL or (ii) both the products of the Acquired Business and the other products of the Seller, ConvaTec or CVL, including, without limitation, Contracts listed on SCHEDULE 1.1(C) with group purchasing organizations or similar entities relating to the sale of products of the Acquired Business and other products of the Seller and its Affiliates to such group purchasing organizations or entities.

                  "MULTIEMPLOYER PLAN" shall have the meaning set forth in
Section 7.4(h).

                  "OFFERING MEMORANDUM" shall have the meaning set forth in
Section 7.18.

                  "OWNED REAL PROPERTIES" means the real properties owned by CVL as described on SCHEDULE 5.7, including buildings, improvements and fixtures thereon or therein.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMITS" shall have the meaning set forth in
Section 5.6.

                  "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 5.4(a).

                  "PERSON" means any individual, corporation, partnership, trust, limited liability company, limited liability partnership or unincorporated organization or a government or any agency or political subdivision thereof.

                  "PLANS" shall have the meaning set forth in Section

5.12(a).

                  "PRELIMINARY INVENTORY STATEMENT" shall have the meaning set forth in Section 3.1.

                  "PRODUCT SUPPLY AGREEMENT" means the Product Supply Agreement, to be dated as of the Closing Date, by and between the Seller and the Buyer in the form attached hereto as EXHIBIT E, relating to the supply by the Buyer to the Seller during the term thereof of the Retained Patient Skin Care Products.

                  "PROPERTIES" means, collectively, the Owned Real Properties and the Leased Real Properties.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.2(a).

                  "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1(a).

                  "RESTRICTED EMPLOYEE" shall have the meaning set forth in
Section 7.12(b).

                  "RETAINED BOOKS AND RECORDS" means, collectively, all books, records, files and data relating primarily to any of the Excluded Assets or Retained Liabilities or the Seller's policies and procedures which are not applicable to the Acquired Business including, without limitation, the minute books of the Seller and CVL.

                  "RETAINED LIABILITIES" shall have the meaning set forth in Section 2.2(b).

                  "RETAINED PATIENT SKIN CARE PRODUCTS" means the patient skin care products of the Acquired Business listed on SCHEDULE 1.1(D).

                  "SELLER" shall have the meaning set forth in the forepart of this Agreement.

                  "SELLER INDEMNIFICATION THRESHOLD" shall have the meaning set forth in Section 10.5(d).

                  "SELLER INDEMNITEE" and "SELLER INDEMNITEES" shall have the respective meanings set forth in Section 10.3.

                  "SEVERANCE POLICY" shall have the meaning set forth in Section 7.4(i).

                  "STATEMENT OF ASSETS AND LIABILITIES" shall have the meaning set forth in Section 5.3.

                  "STATEMENT OF REVENUES AND DIRECT EXPENSES" shall have the meaning set forth in Section 5.3.

                  "SURVIVAL DATE" shall have the meaning set forth in Section 10.1.

                  "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, gross income profits, franchise, transfer, sales, use, payroll, occupation, property (real or personal), excise and similar taxes (including interest, penalties or additions to such taxes).

                  "TEAMSTERS LOCAL NO. 688" shall have the meaning set forth in
Section 2.2(a)(iv).

                  "TITLE COMPANY" shall have the meaning set forth in Section 7.6(a).

                  "TITLE POLICY" shall have the meaning set forth in Section 7.6(a).

                  "TRANSFER DOCUMENTS" means, collectively, duly executed instruments of transfer and assignment of the Purchased Assets in form reasonably satisfactory to the Buyer and the Seller, sufficient to vest in the Buyer the interests in the Purchased Assets to be conveyed at the Closing in accordance with the terms of this Agreement, including the Bill of Sale, the Assignment of Patents and the Assignment of Trademarks.

                  "TRANSFERRED EMPLOYEES" shall have the meaning set forth in
Section 7.4(b)(ii).

                  "TRANSFERRED UNION EMPLOYEES" shall have the meaning set forth in Section 7.4(b)(ii).

                  "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, to be dated as of the Closing Date, by and between the Seller and the Buyer in the form attached hereto as EXHIBIT F, relating to services to be provided by (i) the Seller to the Buyer and (ii) by the Buyer to the Seller, in each case, in connection with the orderly transition of the Acquired Business from the Seller and CVL to the Buyer.

                  "UNDERTAKING" means the undertaking of the Buyer in the form attached hereto as EXHIBIT G.

                  "UNION EMPLOYEES" shall have the meaning set forth in Section 7.4(a).

                  "WAREHOUSE LEASE" means the Warehouse Lease, dated July 30, 1987, between Crosby Properties Company and CVL, assigned to NF Properties Partnership and M&L Investment, Lease Extension, dated January 2, 1991, Amendment, dated June 26, 1991, and Consent to Assignment and Estoppel Certificate, dated December 1, 1994, between CVL and NF Properties Limited Partnership.

                                    ARTICLE 2

                           TERMS OF PURCHASE AND SALE
                           --------------------------

                  2.1 PURCHASE AND SALE. (a) At the Closing provided for in
Section 4.1, on the terms and subject to the conditions set forth in this Agreement, the Seller shall, or shall cause CVL to, sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller and CVL, all of the right, title and interest of the Seller and CVL in and to the assets, properties and rights held by the Seller or CVL primarily for use by the Acquired Business (other than the Excluded Assets), as the same may exist on the Closing Date, wherever located, and whether tangible or intangible (collectively, the "PURCHASED ASSETS"). The Purchased Assets shall include, but not be limited to, all of the Seller's and CVL's right, title and interest in and to the following, as the same may exist on the Closing Date:

                              (i) the Properties;

                             (ii) all machinery, equipment, fixtures, office furniture, tools and other tangible property that is either (A) held by the Seller or CVL primarily for use by the Acquired Business or (B) located at the Properties (other than any Excluded Assets located at the Properties);

                            (iii) all vehicles leased for use in the United States in connection with the Acquired Business;

                             (iv) all Inventory;

                              (v) the Books and Records (including customer and supplier lists);

                             (vi) subject to Section 2.5(b), all agreements, contracts or commitments (other than the Mixed Product Contracts) binding on the Seller or CVL and relating primarily to the Acquired Business and Permits of the Acquired Business;

                            (vii) all sales and promotional literature to the extent they pertain to the Acquired Business;

                           (viii) subject to Section 2.5(b) and except as set forth in Section 2.1(b), all Intellectual Property and all common law rights primarily relating to the Acquired Business including, without limitation, all Intellectual Property included on the listing attached to SCHEDULE 5.14 or that is the subject of any of the agreements set forth on SCHEDULE 5.14 and research and development and trade secrets, and also the Seller's rights to damages for past, present or future infringements with respect thereto;

                             (ix) except as set forth in Section 2.1(b), all causes of action, judgments, claims or indemnity rights (collectively, "CLAIMS") arising out of or relating primarily to the Acquired Business;

                              (x) all prepaid expenses, advances and deposits with or paid to third parties primarily relating to the Acquired Business;

                             (xi) all goodwill of the Seller solely associated with the Acquired Business as a going concern;

                            (xii) all assets of the Retirement Plan for the IUE Local 823 Hourly Employees of the Seller;

                           (xiii) such other assets as set forth in Section 7.4(c) of this Agreement; and

                            (xiv) all other assets and properties of whatever nature reflected on the Statement of Assets and Liabilities (to the extent not disposed of in the ordinary course of business in accordance with past practice since the date of the Statement of Assets and Liabilities).

                  (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Purchased Assets are the following (collectively, the "EXCLUDED ASSETS"):

                              (i) all cash, short term investments and cash equivalents held by the Seller or CVL;

                             (ii) all accounts receivable of the Acquired
         Business (whether or not invoices have been issued) including, but not limited to, intercompany receivables owed by any Affiliate of the Seller;

                            (iii) all insurance policies and any rights thereunder;

                             (iv) the names and marks "ConvaTec," "Bristol-Myers Squibb," "Squibb" and any names or marks derived from or including the foregoing and any logo used in the Seller's remaining businesses;

                              (v) all prepaid expenses, advances or deposits with or paid to third parties primarily relating to any of the Excluded Assets or Retained Liabilities;

                             (vi) all Retained Books and Records;

                            (vii) all Claims to the extent primarily arising out of or relating to any of the Excluded Assets or Retained Liabilities;

                           (viii) all refunds, credits or overpayments with respect to Taxes paid or accrued by the Seller, CVL or any of their Affiliates, relating to the Acquired Business and all other payments or deposits made by the Seller, CVL or any of their Affiliates in respect of Taxes relating to the Acquired Business in excess of the amount of the Seller's, CVL's or such Affiliate's liability therefor;

                             (ix) all rights, including Intellectual Property and product formulae, with respect to the Retained Patient Skin Care Products;

                              (x) all Mixed Product Contracts;

                             (xi) all inventory of finished goods of any Retained Patient Skin Care Products;

                            (xii) the stock of CVL;

                           (xiii) one AS400 computer system located at the

         Properties; and

                            (xiv) all causes of action, judgments, claims or indemnity rights that the Seller, CVL or their Affiliates may have relating to or arising out of the acquisition by CVL of the Acquired Business from Merck on January 1, 1995, including, without limitation, all causes of action, judgments, claims or indemnity rights under that certain Agreement of Purchase and Sale by and among Merck, Calgon Vestal Laboratories, Inc., CVL (formerly CVL Acquisition Corp.) and Bristol-Myers Squibb.

                  2.2 PURCHASE PRICE. (a) In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets by the Seller pursuant to Section 2.1(a), the Buyer agrees to (i) pay to the Seller seventy-five million United States dollars (U.S.$75,000,000) subject to the adjustment, if any, set forth in Article 3 (as adjusted, the "PURCHASE PRICE"), and (ii) undertake, assume and agree to perform and otherwise pay, satisfy and discharge in accordance with their respective terms, and to indemnify and hold the Seller and its Affiliates harmless with respect to the following (collectively, the "ASSUMED LIABILITIES"):

                              (i) all debts, liabilities and obligations relating to or arising out of the ownership or use of any of the Purchased Assets or the conduct or operation of the Acquired Business at any time after the Closing, including, without limitation,

                              (A) subject to Section 2.5(b), all liabilities and
                  obligations under or related to the agreements, contracts, commitments and the Permits to the extent

                  (1) arising after the Closing Date and (2) included in the Purchased Assets;

                              (B) all liabilities and obligations arising after
                  the Closing Date in respect of (1) the collective bargaining agreement between the Seller and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, Local 823 (the "IUE LOCAL 823"), and (2) the collective bargaining agreement between the Seller and the International Brotherhood of Teamsters, Local No. 688 (the "TEAMSTERS LOCAL NO. 688");

                              (C) all liabilities arising after the Closing Date
                  under the Retirement Plan for the IUE Local 823 Hourly Employees of the Seller;

                              (D) all liabilities and obligations relating to
                  all claims and litigation involving Transferred Employees or Transferred Union Employees of the Acquired Business arising with respect to events, acts or omissions occurring after the Closing (including, without limitation, employee workers compensation claims);

                              (E) all liabilities and obligations arising out of
                  or relating to any product liability claim or litigation against or otherwise involving the Acquired Business and relating to or arising out of products manufactured and sold after the Closing Date;

                              (F) subject to any indemnification rights that the
                  Buyer may have under Section 10.7, all liabilities and obligations arising out of Environmental Laws and out of the conduct or operation of the Acquired Business after the Closing Date;

                             (ii) all liabilities and obligations arising before the Closing Date in respect of (1) the collective bargaining agreement between the Seller and IUE Local 823, and (2) the collective bargaining agreement between the Seller and the Teamsters Local No. 688, in each case as and to the extent resulting directly from acts or omissions occurring prior to the Closing Date taken at the request of the Buyer;

                            (iii) subject to Section 10.6, all liabilities and obligations to the extent arising out of or relating to any product liability claims or litigation as to which the Seller has not received written notice on or before the Closing Date against or otherwise involving the Acquired Business relating to or arising out of products manufactured or sold before the Closing Date;

                          (iv) liabilities arising out of Environmental Laws in respect of the Acquired Business but only to the extent such liabilities arise out of the presence or release of Hazardous Materials on, in, under, at or from the Properties prior to the Closing Date; and

                           (v) such liabilities as set forth in Section 7.4 of this Agreement being assumed by the Buyer.

Except as otherwise set forth in this Section 2.2(a), the Assumed Liabilities do not include any debts, liabilities or obligations relating to or arising out of the ownership or use of any of the Purchased Assets or the conduct or operation of the Acquired Business at any time before the Closing Date.

                  (b) Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and the Seller shall be responsible for the payment, performance and discharge of, and indemnify and hold harmless the Buyer and its Affiliates from and against, the following (collectively, the "RETAINED LIABILITIES"):

                           (i) all liabilities and obligations arising with respect to any event, act or omission occurring before the Closing Date in respect of (A) the collective bargaining agreement between the Seller and the IUE Local 823, or (B) the collective bargaining agreement between the Seller and the Teamsters Local No. 688 other than, in each case, liabilities and obligations directly resulting from acts or omissions occurring prior to the Closing Date to the extent taken at the request of the Buyer;

                          (ii) all liabilities and obligations relating to all claims and litigation involving Transferred Employees or Transferred Union Employees of the Acquired Business arising with respect to events, acts or omissions occurring before the Closing Date (including, without limitation, employee workers compensation claims);

                         (iii) all liabilities arising from the transport, handling and disposal of Hazardous Materials generated by or from the Acquired Business or at the Properties but only to the extent such liabilities arise out of the off-site disposal of Hazardous Materials on or before the Closing Date;

                          (iv) all liabilities relating to any employee employed by the Acquired Business outside of the United States unless the Buyer affirmatively chooses to employ any such employee after the Closing Date;

                           (v) except as provided in the second sentence of
         Section 12.2, any liability of the Seller, CVL or any of their Affiliates for Taxes related to the Acquired Business incurred on or prior to the Closing Date;

                             (vi) all accounts payable owed to suppliers of the Acquired Business;

                            (vii) all liabilities and obligations of the Seller primarily relating to or primarily arising out of the Excluded Assets;

                           (viii) all liabilities and obligations of the Seller pursuant to the retention agreements described in item 44 of
         SCHEDULE 5.12;

                             (ix) all liabilities and obligations for payment of salaries of employees of the Acquired Business accrued through and including the Closing Date and not paid on or prior to the Closing Date and any Federal, state and local payroll taxes related thereto;

                              (x) all liabilities and obligations to the extent arising out of or relating to any product liability claims or litigation against or otherwise involving the Acquired Business that either (A) is pending on the Closing Date or (B) of which the Seller has received written notice on or before the Closing Date, including, without limitation, the actions, suits, proceedings and investigations pending against the Seller or CVL set forth on SCHEDULE 5.5;

                             (xi) all liabilities and obligations arising out of or related to returns of and rebates on products sold by the Acquired Business on or prior to the Closing Date;

                            (xii) any liability or obligation of the Acquired Business arising on or prior to the Closing Date which (absent this Section 2.2(b)(xii)) is not otherwise an Assumed Liability or a Retained Liability;

                           (xiii) such liabilities as set forth in Section 7.4 of this Agreement being retained by the Seller; and

                            (xiv) all liabilities and obligations of the Seller and its Affiliates which do not primarily arise out of or primarily relate to the Acquired Business.

Except as otherwise provided herein, for purposes of the Assumed Liabilities and the Retained Liabilities, whenever reference is made to any liability or obligation, such reference shall be deemed to include any liability or obligation pertaining thereto, whether known or unknown, contingent or fixed, and whether pending, arising now or hereafter.

                  2.3 PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer shall deliver to the Seller seventy-five million United

States dollars ($75,000,000) in immediately available funds by wire transfer to an account designated by the Seller at least two (2) business days prior to the Closing Date.

                  2.4 ALLOCATION OF PURCHASE PRICE. The Seller and the Buyer shall use all reasonable commercial efforts to agree, on or prior to the Closing Date, to an allocation of the Purchase Price (together with the liabilities assumed hereunder and other relevant items) among the Purchased Assets. Such allocation will comply with the requirements of Section 1060 of the Code. The Seller and the Buyer represent, warrant and agree that such allocation will be determined through arm's-length negotiations. The Seller and the Buyer each agrees that, to the extent permitted by applicable law, it will adopt and utilize the amounts allocated to each asset or class of assets for purposes of all federal, state and other Tax returns or reports of any nature filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax returns or reports, in any claim for refund, in any litigation or otherwise with respect to such Tax returns or reports. Notwithstanding any other provision of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

                  2.5 FURTHER ASSURANCES; CONSENTS. (a) At the Closing and from time to time after the Closing, (i) at the request of the Buyer and without further consideration, the Seller shall promptly execute and deliver to the Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by the Buyer more effectively to sell, convey, assign and transfer to and vest in the Buyer or to put the Buyer in possession of the Purchased Assets, and (ii) at the request of the Seller and without further consideration, the Buyer shall promptly execute and deliver to the Seller such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by the Seller more effectively to confirm and carry out the assumption by the Buyer of the Assumed Liabilities.

                  (b) To the extent that any consents, waivers or approvals necessary to convey items of Purchased Assets to the Buyer are not obtained prior to the Closing, after the Closing the Seller shall use all reasonable commercial efforts to: (i) obtain such consents, waivers and approvals (provided that the Seller shall not be obligated to pay any consideration QUID PRO QUO for any such consents, waivers and approvals) and (ii) pending receipt of such consents, waivers or approvals (A) provide to the Buyer, at the reasonable request of the Buyer, the benefits of any such Purchased Asset, and hold the same in trust for the Buyer, and (B) enforce and perform, at the reasonable request and expense of the Buyer, for the account of the Buyer, any rights or obligations of the Seller arising from any such Purchased Asset against or in respect of any third person, including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof upon the advice of the Buyer. The failure to obtain any consent, waiver or approval to any agreement, contract or commitment which requires consent, waiver or approval shall not be a condition to the Buyer's obligation to consummate the transactions contemplated hereby.

                  (c) To the best knowledge of Seller, Seller is not aware of any specific facts or events that would prevent the parties from obtaining the material consents listed on Schedule 5.2 taken as a whole.

                  (d) The Buyer agrees to cooperate fully with the Seller as and to the extent reasonably requested by the Seller in attempting to obtain any consent that may be required from the landlord to assign the Warehouse Lease to the Buyer, and will offer to agree with the landlord to an extension of the term of the Warehouse Lease on the terms set forth in the letter attached as Schedule 2.5(d) or terms, the economic and operational effect of which is no less favorable to the Buyer. If the consent of the landlord under the Warehouse Lease is not obtained notwithstanding the Buyer's offer to agree as described above and the Buyer is provided with notice of default or termination or similar notice or is evicted from the Warehouse that is subject to the Warehouse Lease, the Seller agrees to indemnify and hold harmless the Buyer for any reasonable relocation cost that it may incur in connection with relocating to a new facility from such Warehouse. If the Buyer extends the Warehouse Lease and exercises the one-time early termination right set forth in the letter attached as Schedule 2.5(d), the Seller shall reimburse the Buyer for the two-month rent payment payable in connection with the exercise of such termination right.

                                    ARTICLE 3

                          PRELIMINARY AND FINAL CLOSING
                             STATEMENTS; ADJUSTMENTS
                          -----------------------------

                  3.1 PRELIMINARY STATEMENT OF INVENTORY. As soon as reasonably practicable after the Closing Date but in any event within thirty (30) days thereafter, the Buyer shall direct the preparation of, and deliver to the Seller, a statement of Inventory as of the Closing Date (the "PRELIMINARY INVENTORY STATEMENT"). The Preliminary Inventory Statement shall be prepared in accordance with the inventory valuation methods utilized by the Seller in connection with the preparation of the Statement of Assets and Liabilities and shall reflect the results of the physical inventory count to be performed by the Buyer's independent public accountant on the Closing Date. The Buyer agrees that Bristol-Myers Squibb and its representatives, including, without limitation, Price Waterhouse LLP, shall have the right to observe the performance of the physical inventory count contemplated by this Section 3.1.

                  3.2 REVIEW OF PRELIMINARY INVENTORY STATEMENT. The Seller and its independent public accountants may review the Preliminary Inventory Statement and may make inquiry of the Buyer and its representatives, and the Buyer will, and will cause the Acquired Business to, make available to the Seller and its representatives, as reasonably requested by the Seller, all books, records and other documents pertaining to the Inventory deemed necessary or desirable by the Seller in connection with its review of the Preliminary Inventory Statement and personnel responsible for performing the physical inventory count. The Preliminary Inventory Statement shall be binding and conclusive upon, and deemed accepted by, the Seller unless the Seller shall have notified the Buyer in writing within thirty (30) days after receipt of the Preliminary Inventory Statement of any objections thereto. A notice under this
Section 3.2 shall specify in reasonable detail the reasons for such dispute.

                  3.3 DISPUTES. (a) At the request of either party, any dispute between the parties relating to the Preliminary Inventory Statement which cannot be resolved by them within thirty (30) days after receipt by the Buyer of notice of any objections to such Preliminary Inventory Statement pursuant to Section
3.2 shall be referred to the Disputes Auditor for final decision. If the Disputes Auditor is unavailable, then the Buyer and the Seller shall select an independent nationally recognized accounting firm to decide the matter. The Disputes Auditor's decision on any matter referred to it shall be final and binding on the Seller and the Buyer. The fee of the Disputes Auditor shall be borne by the Seller and the Buyer in equal portions unless the Disputes Auditor decides, based on its determination with respect to the reasonableness of the respective positions of the parties, that the fee shall be borne in unequal proportions.

                  (b) The parties shall, as promptly as practicable, submit evidence in accordance with the procedures established by the Disputes Auditor, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable.

                  3.4 FINAL INVENTORY STATEMENT. The Preliminary Inventory Statement shall become final and binding on both parties upon the earliest of
(i) if no such notice has been given, the expiration of the period within which the Seller may notify the Buyer of any objections thereto pursuant to Section 3.2, (ii) agreement by the Seller and the Buyer that such Preliminary Inventory Statement, together with any modifications thereto agreed by the Seller and the Buyer, shall be final and binding and (iii) the date on which the Disputes Auditor shall issue its decision with respect to any dispute relating to such Preliminary Inventory Statement. The Preliminary Inventory Statement, as adjusted pursuant to any agreement between the parties or pursuant to the decision of the Disputes Auditor, when final and binding on both parties, is herein referred to as the "FINAL INVENTORY STATEMENT".

                  3.5 ADJUSTMENT TO THE PURCHASE PRICE. As soon as practicable (but not more than five (5) business days) after the determination and delivery of the Final Inventory Statement in accordance with Section 3.4, (i) the amount, if any, by which the Inventory as reflected on the Final Inventory Statement is less than the Inventory as of June 30, 1996 as reflected on the Statement of Assets and Liabilities shall result in an immediate downward adjustment of the Purchase Price equal to such amount, which amount shall be payable by the Seller to the Buyer in immediately available funds and (ii) the amount, if any, by which the Inventory as reflected on the Final Inventory Statement is greater than the Inventory as of June 30, 1996 as reflected on the Statement of Assets and Liabilities shall result in an immediate upward adjustment of the Purchase Price equal to such amount, which amount shall be payable by the Buyer to the Seller in immediately available funds.

                  3.6 INTEREST. All payments required to be made pursuant to this Article 3 shall be with interest thereon at a rate of six percent (6%) per annum and accruing from the Closing Date to the date of payment.

                                    ARTICLE 4

                                     CLOSING
                                     -------

                  4.1 CLOSING. The closing of the transactions provided for herein (the "CLOSING") will take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m. (local time) on the fifth business day following the satisfaction or waiver of all of the conditions set forth in Articles 8 and 9, or at such other time and place as the Buyer and the Seller shall agree (the date of the Closing being the "CLOSING DATE").

                  4.2 INSTRUMENTS OF CONVEYANCE, TRANSFER, ASSUMPTION, ETC. (a) The Seller shall execute and deliver to the Buyer at the Closing (or at such time set forth below):

                              (i) the Bill of Sale;

                             (ii) the Assignment of Patents;

                            (iii) the Assignment of Trademarks;

                             (iv) limited warranty deeds for each parcel of Owned Real Property;

                              (v) subject to obtaining necessary consent in accordance with Section 2.5(b), the Assignment of the Warehouse Lease;

                             (vi) at the Closing or as soon thereafter as reasonably practicable, subject to Section 2.5(b), any consents, waivers or approvals of any third party that may be obtained by the Seller under any agreement, contract or commitment constituting a Purchased Asset, in each case in form reasonably satisfactory to the Buyer;

                            (vii) the Transition Services Agreement;

                           (viii) the License Agreement;

                             (ix) the Product Supply Agreement;

                              (x) at the Closing or as soon thereafter as reasonably practicable, each of the items referred to in Section 7.6; and

                             (xi) each of the certificates and other documents contemplated by Article 9 hereof.

                  (b) At the Closing, the Buyer shall deliver to the Seller the following:

                              (i) by wire transfer in immediately available funds to the account designated by the Seller, the Purchase
         Price;

                             (ii) duly executed Undertaking and such other instruments of assumption evidencing the assumption by the Buyer of the Assumed Liabilities in form reasonably satisfactory to the Seller;

                            (iii) the Product Supply Agreement;

                             (iv) the License Agreement;

                              (v) the Transition Services Agreement;

                             (vi) each of the certificates and other documents contemplated by Article 8 hereof.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                  Except as otherwise set forth in any Schedule attached hereto, the Seller represents and warrants to the Buyer that:

                  5.1 ORGANIZATION OF THE SELLER AND CVL; AUTHORITY. (a) Each of the Seller and CVL is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Seller and CVL is qualified to do business and in good standing in each jurisdiction in which the nature of the Acquired Business or the ownership, leasing or holding of the Purchased Assets requires it to be so qualified, except to the extent that the failure to be so qualified or be in good standing, either singly or in the aggregate, are not reasonably expected to have a Material Adverse Effect. Each of the Seller and CVL has all requisite corporate power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary, to enable it to own, lease or hold the Purchased Assets and to carry on the Acquired Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, either singly or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

                  (b) The Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of the Board of Directors of Bristol-Myers Squibb, the Seller and CVL have the corporate power and authority to consummate the transactions contemplated hereby. Subject to the approval of the Board of Directors of Bristol-Myers Squibb, the execution and delivery of this Agreement by the Seller and the consummation by the Seller and CVL of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller and CVL and, subject to the approval of the Board of Directors of Bristol-Myers Squibb, no other corporate action is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Buyer) constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding at law or in equity).

                  5.2 NO VIOLATIONS. Except as disclosed on SCHEDULE 5.2, the execution and delivery of this Agreement by the Seller do not, and the consummation by the Seller and CVL of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the Purchased Assets under, any provision of

                              (i) any law, statute, regulation or judicial or administrative decision applicable to the Seller, CVL or the Purchased Assets,

                             (ii) the certificate of incorporation or by-laws of the Seller or CVL,

                            (iii) any mortgage, note, deed of trust, license, governmental permit, lease, contract or agreement or other instrument or obligation to which the Seller or CVL is a party or by which the Purchased Assets are legally bound, or

                             (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Seller, CVL or the Purchased Assets, other than immaterial conflicts, violations, defaults, rights of termination or Encumbrances. Except as disclosed on SCHEDULE 5.2, no material consent, approval or authorization of, or registration, declaration or filing with, any governmental authority and no consent of any Person under any material Contract, is required to be obtained or made by the Seller or CVL in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller or CVL of the transactions contemplated hereby, other than compliance with and filings under the HSR Act.

                  5.3 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 5.3 are
(i) audited special purpose Statement of Assets to be Acquired and Liabilities to be Assumed of the Acquired Business as of June 30, 1996 and December 31, 1995 (the "STATEMENT OF ASSETS AND LIABILITIES") and (ii) audited special purpose Statement of Revenues and Direct Expenses of the Acquired Business for the six-month period ended June 30, 1996 and the fiscal year ended December 31, 1995 (the "STATEMENT OF REVENUES AND DIRECT EXPENSES;" and collectively with the Statement of Assets and Liabilities, the "FINANCIAL STATEMENTS"). The Financial Statements (i) have been prepared in accordance with United States generally accepted accounting principles, consistently applied and (ii) present fairly, in all material respects, the assets and liabilities of the Acquired Business as of June 30, 1996 and December 31, 1995 as described in Note 2 to the Financial Statements, and the revenues and direct operating expenses of the Acquired Business for the six-month period ended June 30, 1996 and the fiscal year ended December 31, 1995 as described in Note 2 to the Financial Statements. The Buyer acknowledges that the Financial Statements do not include any Excluded Assets, but do include certain Retained Liabilities, and that there is no statement of cash flow with respect to the Acquired Business.

                  5.4 TITLE TO PROPERTIES; ABSENCE OF LIENS. (a) The Seller or CVL has good and valid title to all of the Purchased Assets, free and clear of any Encumbrances, except for (i) Encumbrances reflected in the Statement of Assets and Liabilities as of June 30, 1996 or created in the ordinary course of business subsequent to June 30, 1996, (ii) non-monetary Encumbrances that do not, either singly or in the aggregate, materially interfere with the present use by the Acquired Business of the Purchased Assets subject thereto or affected thereby, (iii) Encumbrances for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar Encumbrances, in each case that are not delinquent or which are being contested in good faith and
(iv) Encumbrances identified on SCHEDULE 5.4 (collectively, "PERMITTED ENCUMBRANCES").

                  (b) This Section 5.4 does not relate to the Intellectual Property which is the subject of Section 5.14.

                  5.5 LITIGATION. Except as disclosed on SCHEDULE 5.5, as of the date hereof, there is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened in writing against the Seller or CVL, or any officer or director of the Seller or CVL, before any court or governmental agency or authority which (i) involves a claim against the Seller or CVL of more than $100,000 or (ii) seeks any material injunctive relief against the Seller or CVL which, in each case, (x) primarily arises out of or otherwise primarily relates to the operation of or involves the Acquired Business or the Purchased Assets or (y) relates to the transactions contemplated by this Agreement. Neither the Seller nor CVL is subject to any material judgment, order, injunction or decree of any court or governmental agency or authority which is applicable to the Acquired Business or the Purchased Assets.

                  5.6 COMPLIANCE WITH LAW. (a) The conduct of the Acquired Business complies in all material respects with all laws, statutes and regulations of any governmental authority applicable to the Acquired Business or the Purchased Assets. Except as set forth on SCHEDULE 5.6, neither the Seller nor CVL has received written notice from any governmental authority regarding any actual, alleged or potential material violation of any such laws, statutes or regulations that has not been fully resolved.

                  (b) All governmental approvals, permits, licenses, registrations and clearances (other than Environmental Permits and such other governmental approvals, permits, licenses, registrations and clearances which are not material to the conduct of the Acquired Business) including, without limitation, all EPA product registrations, state product registrations, and FDA product clearances (collectively, the "PERMITS") required in connection with the conduct of the Acquired Business have been obtained, are in full force and effect and are being complied with in all material respects. To the best knowledge of the Seller, neither the Seller nor CVL is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a default under, the terms of any Permit. Neither the Seller nor CVL has received any written notice from any governmental authority regarding any actual, alleged or potential material default under the terms of any Permit.

                  (c) The provisions of this Section shall not apply to Environmental Laws which are covered exclusively in Section 5.15.

                  5.7 REAL PROPERTY. (a) SCHEDULE 5.7 sets forth a true and complete list, as of the date hereof, of all Properties.

                  (b) Complete copies of all deeds, mortgages, deeds of trust, Leases and guarantees of Leases concerning the Properties and the interests of the Seller or CVL therein currently in effect (including title policies and surveys, if any) have been delivered to the Buyer.

                  (c) Each of the Owned Real Property is owned by CVL free and clear of any Encumbrances except for Permitted Encumbrances. Each of the Leases is in full force and effect and the Seller or CVL has a valid and subsisting leasehold interest in the Leased Real Property pursuant to the respective Lease, free and clear of any Encumbrance other than Permitted Encumbrances.

                  (d) None of the Properties has been condemned or otherwise taken by public authority and, to the best knowledge of the Seller, no such condemnation or taking is threatened.

                  (e) The Seller or CVL is in peaceful and undisturbed possession under each Lease. Except as set forth on SCHEDULE 5.7, there are no material defaults by the Seller or CVL or, to the best knowledge of the Seller, the landlord, under any of the Leases.

                  (f) Neither the Seller nor CVL has received any notice of a violation of any material applicable zoning law, regulation or other law, order, regulation or requirement relating to or affecting any of the Properties.

                  (g) Neither the Seller nor CVL has received any notice of any dispute regarding the boundaries of any of the Properties, and no such disputes are pending or, to the best knowledge of the Seller, threatened.

                  (h) Except as set forth on SCHEDULE 5.7, the buildings or structures located on the Property are sufficient for their intended use, and are, to the best knowledge of the Seller, free of any material structural or engineering defects.

                  (i) All facilities located on the Property are supplied with utilities and other services necessary for the operation of such facilities as presently operated.

                  5.8 SUFFICIENCY OF ASSETS. The Purchased Assets comprise all the material assets and personal properties that, taking into account (i) any consents, waivers or approvals necessary to convey items of Purchased Assets to the Buyer not obtained on or prior to the Closing Date, (ii) the services that will be made available by the Seller or any of its Affiliates to the Buyer upon the request of the Buyer under the Transition Services Agreement, (iii) the intellectual property to be licensed by the Seller to the Buyer under the License Agreement and the terms, restrictions and conditions contained therein and (iv) the retention by the Seller of the Excluded Assets, are sufficient for the conduct of the Acquired Business as a going concern and, the machinery and equipment of the Acquired Business taken as a whole are in a condition adequate, in accordance with reasonable commercial standards, to operate the Acquired Business as heretofore conducted.

                  5.9 CONTRACTS. (a) SCHEDULE 5.9 sets forth each written contract or agreement and, to the best knowledge of the Seller, a description of the principal terms of each oral contract or agreement outstanding as of the date hereof to which the Seller or CVL is a party or is legally bound that primarily relates to the Acquired Business (excluding bids submitted to customers, purchase orders and sales orders in the ordinary course of business, the Leases and the Mixed Product Contracts) and which,

                              (i)   is an agreement or contract with the
         Acquired Business' distributors, customers or suppliers and which involves or is expected to involve payment or receipt of funds in excess of $100,000 during the calendar year ending December 31, 1996;

                             (ii) is an agreement relating to the borrowing of in excess of $50,000 by the Seller or CVL for use in the Acquired Business, is a guarantee by the Seller or CVL in respect of indebtedness of any Person which may involve future payment in excess of $50,000 and which relates to the Acquired Business or is a mortgage, security agreement or other collateral arrangement securing indebtedness of any Person in excess of $50,000 and creating an Encumbrance on the Purchased Assets with an aggregate value in excess of $50,000;

                            (iii) is a lease providing for annual rental payments in excess of $100,000 in any calendar year ending on or after December 31, 1996 (exclusive of charges for taxes, insurance, utilities, maintenance and repair);

                             (iv) is an employment or consulting contract pursuant to which the Acquired Business may reasonably be expected to make payment in excess of $100,000 in any calendar year ending on or after December 31, 1996 or providing any term of employment or compensation guarantee extending for a period longer than one (1) year;

                              (v) is a license agreement or otherwise relates to Intellectual Property and is material to the Acquired Business;

                             (vi) restricts the Acquired Business from competing in any line of business; or

                            (vii) is an agreement with any Transferred Employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Acquired Business of the nature contemplated by this Agreement, other than the retention agreements described on SCHEDULE 5.13.

                  The contracts and agreements listed on SCHEDULE 5.9 are hereinafter collectively referred to as the "MATERIAL CONTRACTS." True and complete copies of each written Material Contract (including any amendment thereto) (other than agreements with group purchasing organizations listed under "Contracts with Customers") have heretofore been provided or made available to the Buyer.

                  (b) Each Material Contract listed on SCHEDULE 5.9 is a valid and binding obligation of the Seller or CVL, as the case may be, and is in full force and effect. The Seller and CVL have performed in all material respects the obligations required to be performed by them under each of the Material Contracts, and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Seller or CVL under any Material Contract. Except as set forth on SCHEDULE 5.9, to the best knowledge of the Seller, the other parties to each of the Material Contracts have performed in all material respects the obligations required to be performed by them under the Material Contracts and, to the best knowledge of the Seller, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default on the part of any such party under any Material Contract.

                  5.10 BROKERS AND INTERMEDIARIES. Except for The Blackstone Group L.P., the Seller and its Affiliates have not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. The Seller shall be responsible for making any payments to which The Blackstone Group L.P. shall be entitled.

                  5.11 TAX MATTERS. (a) All Tax returns relating to the Acquired Business that are required to be filed for all periods prior to or including the Closing Date have been or will be filed when due, and all such Tax returns are or will be complete and correct in all material respects, except where the failure to file such returns or the failure of such returns to be complete and correct, has not resulted, and will not result, in the imposition of an Encumbrance (other than a Permitted Encumbrance) on any of the Purchased Assets or in any liability on the part of the Buyer as successor to the Acquired Business.

                  (b) All Taxes relating to the Acquired Business which the Seller is required by law to withhold or collect have been or will be withheld or collected, and have been or will be timely paid over to the proper authorities to the extent due and payable.

                  5.12 EMPLOYEE BENEFITS. (a) SCHEDULE 5.12 sets forth a list of all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, deferred compensation, incentive compensation, severance or termination pay, change in control, compensation and death benefit plans, retirement, savings and other employee benefit agreements or arrangements, maintained or contributed to by Bristol-Myers Squibb, the Seller or CVL and applicable to employees and former employees of the Acquired Business and their beneficiaries (the "PLANS").

                  (b) The Hourly Plan has been administered in substantial compliance with its terms and with the requirements of any applicable law, including but not limited to ERISA and the Code. Without limiting the generality of the foregoing:

                              (i) with respect to the Hourly Plan, all contributions required to be made through the Closing Date under the terms of such plan or by law have been made or will be made by the Closing Date;

                             (ii) at the end of its most recent plan year, the Hourly Plan satisfied the minimum funding standards provided for in
         Section 412 of the Code;

                            (iii) the Hourly Plan (and any trust relating thereto) is intended to be a qualified plan under Section 401(a) of the Code and prior to December 31, 1996 will be the subject of an application for a determination letter from the IRS that such Plan is so qualified;

                             (iv) no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the Hourly Plan has occurred that is likely to result in any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code and no reportable event under Section 4043 of ERISA (other than any such event with respect to which the thirty (30) day notice requirement has been waived by regulation) has occurred with respect to the Hourly Plan;

                              (v) all reporting and disclosure requirements of ERISA and the Code have been complied with in all material respects with respect to the Hourly Plan; and

                             (vi) the fair market value of the assets of the Hourly Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) as of the end of the most recent plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Plan as of the date hereof.

                  (c) With respect to the Hourly Plan, the Seller has delivered to the Buyer a true and correct copy of (i) the most recent annual report on Form 5500, if any, filed with the IRS, (ii) such Plan, (iii) the trust agreement and insurance contract relating to such Plan, (iv) the most recent summary plan description for such Plan, (v) the most recent actuarial report or valuation if such Plan is subject to Title IV of ERISA.

                  (d) The Multiemployer Plan is the only Plan that is a multiemployer plan within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. Neither the Seller nor CVL has any withdrawal liability with respect to any such "multiemployer plan" applicable to the present or former employees of the Acquired Business. With respect to the Multiemployer Plan, all contributions required to be made through the Closing Date under the terms of such plan or by law have been made or will be made by the Closing Date.

                  5.13 LABOR MATTERS. (a) Except as set forth on SCHEDULE 5.13, the Acquired Business is not a party to or currently negotiating any collective bargaining agreement or other agreement or understanding with a labor union or labor organization, any employment agreement or any agreement, plan or arrangement which provide for severance payments to any employee of the Acquired Business upon termination of employment or which provides benefits upon a change in control of the Acquired Business. To the best knowledge of the Seller, there is no organizational activity the purpose of which is to achieve representation of some or all of the employees of the Acquired Business by a union for purposes of collective bargaining, and no application for certification of a collective bargaining agent is pending or, to the best knowledge of the Seller, threatened.

                  (b) Except as set forth on SCHEDULE 5.13, there is no unfair labor practice, charge or complaint, nor any proceeding seeking to compel the Acquired Business to bargain with any labor organization as to wages or conditions or employment, pending against the Acquired Business, nor is there any material labor strike, work stoppage, grievance or other labor dispute pending or, to the best knowledge of the Seller, threatened against the Acquired Business.

                  5.14 INTELLECTUAL PROPERTY. (a) SCHEDULE 5.14 sets forth a list, as of the date hereof, of all patents, trademarks, servicemarks, trade names and copyrights, owned or used by, the Seller or CVL and primarily relating to the Acquired Business (collectively, the "INTELLECTUAL PROPERTY"). The Intellectual Property is subject to the terms of the agreements governing such Intellectual Property set forth on SCHEDULE 5.14. Except as disclosed on
SCHEDULE 5.14, (i) the Seller owns or possesses, or owns or possesses licenses or other valid rights to use, all Intellectual Property; (ii) none of the Intellectual Property material to the conduct of the Acquired Business as now being conducted infringes or conflicts with, nor has such material Intellectual Property been alleged to infringe or conflict with, nor, to the best knowledge of the Seller, is there any basis for asserting that such material Intellectual Property infringes or conflicts with any patents, trademarks, trade names, copyrights or other intellectual property rights of others; and (iii) to the best knowledge of the Seller, none of the Intellectual Property is being infringed by the design, manufacture, sale or distribution of products by others, and, to the knowledge of the Seller, none of the Intellectual Property has been misappropriated by any other Person.

                  (b) Except as contained in the agreements governing licensed Intellectual Property or the agreements containing non-competition provisions, in each case listed on SCHEDULE 5.9 or SCHEDULE 5.14, there is no agreement to which the Seller or CVL is a party or by which the Seller or CVL is legally bound, that contains any restriction which materially and adversely affects the Acquired Business.

                  (c) To the best knowledge of the Seller, except as set forth on SCHEDULE 5.14, on the date hereof (i) there are no pending re-examination, opposition, interference, cancellation or other administrative proceedings with respect to any of the Intellectual Property, and (ii) no order, holding, decision or judgment has been rendered by any court of law or other governmental authority, and no agreement, consent or pending litigation in a court of law or before any other governmental authority exists to which the Seller or CVL is a party, which would prevent the Seller or, to the best knowledge of the Seller, the Buyer or the Acquired Business from using or enjoying any of the Intellectual Property.

                  (d) Except as disclosed on Schedule 5.14, to the best knowledge of the Seller, on the date hereof there is no pending claim of infringement or misappropriation of any of the Intellectual Property asserted against the Seller or CVL and, to the best knowledge of the Seller, none has been threatened.

                  (e) Except as disclosed on SCHEDULE 5.14, no Person is presently authorized by the Seller or CVL to use any of the Intellectual Property owned by the Seller or CVL including, but not limited to, the Calgon Vestal Laboratories, Inc. name.

                  (f) Seller will deliver to Buyer good and marketable title to all of the Intellectual Property, subject to Permitted Encumbrances and Encumbrances set forth on SCHEDULE 5.9 and SCHEDULE 5.14.

                  5.15 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 5.15:

                  (a) The Properties do not contain, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials, except in compliance in all material respects with all Environmental Laws.

                  (b) The Seller and CVL have obtained any and all material permits, licenses and other authorizations that are required with respect to the operation of the Acquired Business and the Properties under any Environmental Law (such material permits, licenses and authorizations being hereinafter referred to as the "ENVIRONMENTAL PERMITS").

                  (c) The Properties, all operations and facilities at the Properties and the Acquired Business are in compliance in all material respects with all Environmental Laws and Environmental Permits.

                  (d) Neither the Seller nor CVL has received any governmental complaint, notice of violation, alleged violation, or investigation or notice of potential liability or of potential responsibility regarding Environmental Laws or Environmental Permits that are material with regard to the Properties or the Acquired Business, including, without limitation, any notices or demand letters or requests for information from any Federal or state environmental agency, nor does the Seller have knowledge that any governmental authority is planning to deliver any such notice to the Seller or CVL.

                  (e) There are no material governmental or administrative actions or judicial proceedings pending under any Environmental Laws to which the Seller or CVL is named as a party with respect to the Properties or the Acquired Business, nor are there any material consent decrees or other decrees, consent orders, administrative orders or other orders, under any

Environmental Law with respect to any of the Properties or the Acquired
Business.

                  (f) To the best knowledge of the Seller, none of the Properties includes any equipment, machinery, device or other apparatus that contains polychlorinated biphenyl that is now leaking, any asbestos that is in a condition that reasonably may threaten the health and/or safety of a person exposed to the asbestos, or, other than those described on SCHEDULE 5.15, any underground storage tank.

                  (g) The Seller has delivered to Buyer true, complete, and correct copies of results of any material non-privileged reports, studies, audits, assessments, analyses or tests in the possession of the Seller or any Affiliate of the Seller, pertaining to the existence of Hazardous Materials relating to any of the Properties or the Acquired Business, or concerning compliance with or liability under the Environmental Laws.

                  5.16 PRODUCTS AND INVENTORY. The Seller has not received any written notice with respect to the recall of any of the finished products of the Acquired Business. To the knowledge of the Seller, there is no basis to believe that any of the finished products of the Acquired Business may be subject to recall. The raw materials, supplies and work-in-process included in the Inventory are usable in the ordinary course of business, and the finished goods included in the Inventory are in merchantable condition in the ordinary course of business, except for obsolete and slow moving Inventories for which adequate reserves have been made. The raw materials, supplies and work-in-progress included in the Inventory are similar in quality and quantity to the raw materials, supplies and work-in-progress generally included in the Inventory of the Acquired Business in the past.

                  5.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as set forth on SCHEDULE 5.17 or as contemplated by this Agreement, since June 30, 1996, there has not been any material adverse change in the assets, liabilities (contingent or otherwise), financial condition, operating results or business of the Acquired Business, taken as a whole, other than changes relating to United States or foreign economies in general or the Acquired Business' industries in general and not specifically relating to the Acquired Business.

                  (b) Except as set forth on SCHEDULE 5.17 or as contemplated by this Agreement, since June 30, 1996, the Acquired Business has been conducted in the ordinary course and the Acquired Business has not,

                  (i) incurred any obligation or liability in excess of $100,000 in the aggregate, except obligations and liabilities incurred in the ordinary course of business and consistent with prior practice;

                  (ii) mortgaged, pledged or subjected to Encumbrance any of the Purchased Assets except for Permitted Encumbrances;

                  (iii) suffered any material damage, destruction or casualty loss of the Purchased Assets;

                  (iv) except with respect to agreements for which the Buyer will have no liability after the Closing, increased materially the compensation or benefits of any officer or employee of the Acquired Business, whether by means of salary, bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or otherwise, except in the ordinary course of business consistent with prior practice;

                  (v) adopted or amended in any material respect any Plan or collective bargaining agreement, except as required by law,

                  (vi) canceled any material indebtedness or waived any claims or rights of material value, in each case except in the ordinary course of business,

                  (vii) sold, transferred, leased to others or otherwise disposed of any material assets of the Acquired Business, except for inventory sold to customers or returned to vendors and sales of obsolete assets, in each case in the ordinary course of business; or

                  (viii) amended or terminated any material Contract applicable to the Acquired Business other than in the ordinary course of business.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  The Buyer represents and warrants to the Seller that:

                  6.1 ORGANIZATION AND AUTHORITY OF BUYER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and (assuming due authorization, execution and delivery hereof by the Seller) constitutes the valid, binding and enforceable obligation of the Buyer, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding at law or in equity).

                  6.2 ABILITY TO CARRY OUT THE AGREEMENT. The execution and delivery of this Agreement by the Buyer do not, and the consummation by the Buyer of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, any provision of

                              (i) any law, statute, regulation or judicial or administrative decision applicable to the Buyer,

                             (ii) the certificate of incorporation or by-laws of the Buyer,

                            (iii) any material mortgage, lease, contract or agreement to which the Buyer is a party or by which any of its assets are bound, or

                             (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Buyer,

other than conflicts, violations, defaults, or rights of termination which, either singly or in the aggregate, are not reasonably expected to have a material adverse effect on the Buyer or a material adverse effect on the enforceability or validity of this Agreement. No material consent, approval or authorization of, or registration, declaration or filing with, any governmental authority and no consent of any Person, is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, other than compliance with and filings under the HSR Act.

                  6.3 BROKERS AND INTERMEDIARIES. The Buyer has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's, or similar fee or commission in connection therewith or upon the consummation thereof.

                  6.4 AVAILABILITY OF FUNDS. The Buyer has cash available or has existing credit or borrowing facilities which together are sufficient to enable it to pay the Purchase Price and to consummate the transactions contemplated by this Agreement.

                  6.5 ACTIONS AND PROCEEDINGS, ETC. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental body, administrative agency or arbitrator against the Buyer which would reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Buyer, threatened against the Buyer, which would reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

                                    ARTICLE 7

                        CERTAIN COVENANTS AND AGREEMENTS
                               OF SELLER AND BUYER
                        --------------------------------

                  7.1 ACCESS AND INFORMATION; CONFIDENTIALITY. (a) The Seller shall permit the Buyer and its representatives after the date of this Agreement and prior to the Closing Date to have reasonable access during normal business hours, upon reasonable advance notice, to the books and records, personnel and properties of the Acquired Business for the purpose of verifying the representations and warranties of the Seller hereunder; PROVIDED, HOWEVER, that such access shall be conducted by the Buyer and its representatives in such a manner as not to interfere unreasonably with the businesses or operations of the Seller, CVL or the Acquired Business.

                  (b) The Buyer acknowledges that all information provided to the Buyer pursuant hereto shall be subject to that certain confidentiality agreement, dated October 7, 1996, executed by the Buyer and Bristol-Myers Squibb (the "CONFIDENTIALITY AGREEMENT"). Effective upon, and only upon the Closing, except as provided in this Section 7.1(b), the Confidentiality Agreement shall terminate; PROVIDED, HOWEVER, that the Buyer acknowledges and agrees that paragraph 1 of the Confidentiality Agreement shall survive for the remainder of the term of the Confidentiality Agreement with respect to any and all other information provided to it by or on behalf of the Seller or its Affiliates not related primarily to the Acquired Business.

                  (c) If the transactions contemplated by this Agreement are consummated, for a period of five (5) years from the Closing Date, the Buyer will maintain the confidentiality of any and all information, documents and materials relating to any business of the Seller or any of its Affiliates (other than the Acquired Business) which (i) were provided to or obtained by the employees of the Acquired Business, (ii) remain in the possession of Acquired Business or (iii) were provided to or obtained by the Buyer in connection with the transactions contemplated hereby, including, without limitation, information, documents and materials (i) provided to the Acquired Business by Bristol-Myers Squibb and/or its Affiliates in connection with the supply of certain infection control and contamination control products by the Acquired Business to Bristol-Myers Squibb and/or such Affiliates and (ii) located at the Properties but not primarily related to the Acquired Business, except to the extent the disclosure of any such information (or any portion thereof) is authorized in writing by the Seller or is compelled by law or legal process. The provisions of this Section 7.1(c) shall not apply to any information, documents or material which are or come into the public domain other than by reason of a breach of this Section 7.1(c). In the event of any breach of any of the provisions of this Section 7.1(c), the Seller and its Affiliates, in addition to any other rights and remedies existing in their favor, shall be entitled to injunctive relief or other equitable remedies (without the posting of a bond or other security).

                  7.2 HSR FILINGS. (a) Each of the Seller and the Buyer will as promptly as practicable, but in no event later than November 29, 1996, file with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby and will provide promptly upon request of the FTC or the DOJ any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of the Buyer and the Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Seller and the Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

                  (b) In connection with the foregoing, the Buyer shall use its best efforts to resolve objections (including, but not limited to, objections raised by the FTC and the DOJ), if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust or trade or regulatory laws or regulations of any governmental authority. In complying with the foregoing, the Buyer shall use all measures available to it to consummate the transactions contemplated hereby. Anything in this Section 7.2(b) to the contrary notwithstanding, the Buyer shall not be required in connection with its obligations under this Section 7.2(b) to divest of any business or product line constituting in excess of five percent (5%) of the Buyer's annual sales for the twelve-month period ended March 31, 1996.

                  7.3 CONDUCT OF BUSINESS; INSURANCE. (a) Between the date hereof and the Closing Date, except as otherwise contemplated by this Agreement or consented to or approved by the Buyer, the Seller shall cause the Acquired Business to be operated only in the ordinary course consistent with prior practice and not to take any action referred to in Section 5.17, except as permitted therein.

                  (b) Between the date hereof and the Closing Date, the Seller shall use all commercially reasonable efforts to preserve the Acquired Business and to keep available to the Buyer the services of the present officers and employees of the Acquired Business and to preserve for the Buyer in all material respects the relationships of the Acquired Business with its suppliers, customers, distributors and others having business relations with the Acquired Business.

                  (c) Between the date hereof and the Closing Date, the Seller shall use all commercially reasonable efforts to continue in full force and effect all material insurance policies (or comparable insurance policies) insuring the Acquired Business and its assets and business.

                  7.4  EMPLOYEE MATTERS.

                  (a) DEFINITIONS. The term "EMPLOYEES" shall mean all current employees of the Acquired Business based in the United States (including those on short-term disability or approved leave of absence), other than employees who are covered by a collective bargaining agreement (the "UNION EMPLOYEES").

                  (b) EMPLOYMENT. (i) As of the Closing Date, the Buyer shall offer employment to, and continue the employment of, all current Employees and Union Employees at substantially the same salaries and wages (including bonus, commission and sales incentive programs) and in comparable positions as those in effect immediately prior to the Closing Date. The Buyer has no obligation under this Agreement to offer employment to, or provide any other benefit to, any employee of the Acquired Business who is not an Employee or a Union Employee.

                           (ii) After the Closing Date, all Employees, other than Union Employees, who become employees of the Buyer as of the Closing Date ("TRANSFERRED EMPLOYEES"), shall be treated in a similar manner as the other employees of the Buyer similarly situated with respect to the terms and conditions of employment. The Buyer agrees that all service of a Transferred Employee or a Union Employee who becomes an employee of the Buyer (a "TRANSFERRED UNION EMPLOYEE") with the Seller or credited by the Seller or Bristol-Myers Squibb shall be recognized by the Buyer under all employee benefit plans and arrangements of the Buyer or any of its subsidiaries in which the Transferred Employee or Transferred Union Employee becomes a participant for purposes of eligibility and vesting, to the same extent as if such service were rendered to the Buyer.

                  (c) UNION EMPLOYEE DEFINED BENEFIT PLAN. The Seller shall vest the Transferred Union Employees who participate in the Hourly Plan in their accrued benefit as of the Closing Date, but contingent on the Closing, under the Hourly Plan. As of the Closing Date, the Buyer shall assume all assets and liabilities under the Hourly Plan. As soon as practicable after the Closing Date, Bristol-Myers Squibb shall cause the assets of the Hourly Plan to be transferred to a trust qualified under Section 501 of the Code established or designated by the Buyer (the "BUYER HOURLY PLAN TRUST"), PROVIDED, HOWEVER, that prior to any such transfer, the Buyer shall provide evidence reasonably satisfactory to Bristol-Myers Squibb that the Buyer Hourly Plan Trust is qualified under Section 501 of the Code.

                  (d) TRANSFERRED EMPLOYEES ON SHORT TERM DISABILITY ON THE CLOSING DATE. The Seller agrees that should any Transferred Employee who is on short-term disability on the Closing Date continue to be permanently disabled after the end of the applicable short-term disability period, then the Seller shall provide long-term disability benefits to such disabled Transferred Employee and the Buyer shall not be liable for any long-term disability benefits to such disabled Transferred Employee.

                  (e) MAINTENANCE OF BENEFITS. The Buyer shall not be required to provide (or to cause any of its Affiliates to provide) the Transferred Employees with benefits that are similar to those provided by Seller pursuant to the [Plans]. Notwithstanding the foregoing, the Buyer shall initially provide to each Transferred Employee benefits (including, to the extent generally provided, 401(k), life, short-term disability, long-term disability, vacation, and medical/dental) that are generally consistent with those provided by Buyer at its similar operations as of the Closing Date.

                  (f) PARTICIPATION IN BENEFITS PLANS. The Buyer shall cause to be waived any pre-existing condition limitation under its welfare plans that might otherwise apply to a Transferred Employee, or shall take such other action (such as self-insurance or direct reimbursement to affected Transferred Employees) as may be necessary to provide the equivalent of such waiver to all Transferred Employees.

                  (g) VACATION AND OTHER PAY. The Buyer shall assume the obligations of the Seller and/or its Affiliates with respect to accrued but untaken vacation pay earned by Transferred Employees as of the Closing, as calculated under the vacation pay plan applicable to the Transferred Employees as that plan was in effect on June 30, 1996, up to an aggregate number of vacation days equal to the number of Transferred Employees multiplied by five.

                  (h) MULTIEMPLOYER PLAN. (i) After the Closing Date, the Buyer agrees to tender contribution to the Central States, Southeast and Southwest Areas Pension Fund (the "MULTIEMPLOYER PLAN") for substantially the same number of contribution base units with respect to the operations of the Acquired Business for which the Seller had an obligation to contribute (as defined in Section 4212 of ERISA) to the Multiemployer Plan pursuant to the collective bargaining agreement between the Seller and the Teamsters Local No. 688.

                           (ii) Unless the PBGC has issued a variance or exemption under Section 4204(c) of ERISA reasonably satisfactory to the Seller, the Buyer hereby agrees to provide to the Multiemployer Plan on or as soon as possible after the Closing Date, for a period of five consecutive plan years commencing after the Closing Date, a bond issued by a surety company that is an acceptable surety for purposes of
         Section 412 of ERISA. Such bond shall be in a form reasonably satisfactory to the Seller and shall be in an amount equal to the greater of (i) the average annual contribution that the Seller was required to make under the Multiemployer Plan with respect to the operations of the Acquired Business for the last plan year immediately preceding the plan year in which the Closing Date occurs or (ii) the annual contribution that the Seller has required to make under the Multiemployer Plan with respect to the operations of the Acquired Business for the last plan year immediately preceding the plan year in which the Closing Date occurs.

                           (iii) Unless the PBGC has issued a variance or exemption reasonably satisfactory to the Seller, if (i) the Buyer completely or partially withdraws from the Multiemployer Plan prior to the end of the fifth plan year beginning after the Closing Date, and
         (ii) the resulting liability of the Buyer with respect to the Multiemployer Plan is not paid, the Seller shall be secondarily liable for any withdrawal liability the Seller would have had to the Multiemployer Plan but for Section 4204 of ERISA. In the event the Seller becomes secondarily liable for withdrawal liability under the Multiemployer Plan, the Buyer shall reimburse the Seller for any and all costs and expenses incurred by the Seller with respect to such secondary liability.

                            (iv) The Seller will cooperate with the Buyer in the preparation and submission to the PBGC of a request for an individual variance or exemption from the surety bond requirements of Section 4204 of ERISA.

                  (i) SEVERANCE. (i) The Buyer agrees to provide severance pay which may be owing to any Transferred Employee whose employment is terminated by the Buyer within six months after the Closing Date. Such severance pay entitlements shall be determined in accordance with the severance policy of the Acquired Business ("SEVERANCE POLICY") as in effect on June 30, 1996 applicable to the Employees. For purposes of determining severance benefits, the Buyer shall count (x) all service of a Transferred Employee that would have been counted under the Severance Policy had such Transferred Employee been terminated by the Seller on the Closing Date and (y) all service of such Transferred Employee with the Buyer.

                           (ii) The Seller shall reimburse the Buyer with respect to all costs of providing severance pay to the first twenty one
         (21) Transferred Employees who become entitled to severance benefits under the Severance Policy by reason of being terminated within six months after the Closing Date.

                  7.5 FIRPTA CERTIFICATE. The Seller shall provide the Buyer, on or before the Closing Date, with an affidavit in the form of EXHIBIT H to the effect that Seller is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, the Buyer shall not have received such affidavit, the Buyer may withhold from the Purchase Price payable at Closing to the Seller pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

                  7.6 TITLE INSURANCE; ESTOPPEL CERTIFICATES. (a) After the date hereof, the Seller shall use all reasonable commercial efforts to assist the Buyer at the Closing or within ninety (90) days thereafter to obtain (i) a commitment or commitment to issue, on such ALTA or other forms as are reasonably acceptable to the Buyer, a title insurance policy or policies and (ii) the related insurance policy or policies (the "TITLE POLICY") for each parcel of Owned Real Property, in amounts not less than the value of each such property, as reasonably determined by the Buyer, insuring fee title thereto to be free and clear of all Encumbrances, except Permitted Encumbrances. The cost of obtaining such commitment and such Title Policy shall be borne equally by the Buyer and the Seller. Each commitment and Title Policy shall be issued by a reputable title insurance company or companies licensed in the state where the Owned Real Property is located (any or each such company, the "TITLE COMPANY"). At the time of delivery of such documents, the Seller shall use all reasonable commercial efforts to deliver to the Buyer and the Title Company the usual and customary affidavits, indemnification agreements or other documents as may be required in order to omit from the Title Policy all exceptions other than Permitted Encumbrances.

                  (b) At the time of delivery of the documents referred to in
Section 7.6(a), the Seller shall deliver such evidence as may be reasonably required by the Title Company of the due authorization, execution and delivery of this Agreement and the Transfer Documents. The Seller and the Buyer shall also deliver to the Title Company, along with the Transfer Documents, such transfer tax and other tax forms (including sales tax forms in connection with its payment of sales taxes, if any) that are required to effectuate the conveyance of the Properties.

                  (c) The Seller and the Buyer shall use all reasonable commercial efforts in order to deliver (or cause to be delivered) to the Buyer, at or prior to the Closing or within ninety (90) days after the Closing, any consent of the landlord that may be required under any Lease by reason of the transactions contemplated hereby.

                  (d) The Seller and the Buyer shall use reasonable commercial efforts in order to deliver (or cause to be delivered) to the Buyer, at or prior to the Closing or within ninety (90) days after the Closing, a certificate from the landlord under a Lease (or from each tenant where CVL is itself leasing or subleasing any of the Properties), dated not more than thirty (30) days prior to delivery, certifying (i) that the Lease is in good standing and in full force and effect in accordance with its terms and has not been modified (except for modifications set forth in the certificate), (ii) the date(s) to which rent and other charges thereunder have been paid and (iii) that there is not a default thereunder on the part of any party thereto.

                  7.7 LEASED VEHICLES. The Seller and the Buyer covenant and agree to use all commercially reasonable efforts promptly after the Closing (but in any event not more than ninety (90) days thereafter) to amend, or cause to be amended, the automobile leases relating to the vehicles that are currently leased by the Seller or its Affiliates for use by the Employees and listed on
SCHEDULE 7.7 so as to cause the Buyer to become the lessee of all such vehicles and to relieve the Seller of all obligations under such leases.

                  7.8 NON-SOLICITATION OF EMPLOYEES. (a) If this Agreement is terminated, for a period of two (2) years thereafter, the Buyer will not, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of the Acquired Business at the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with the Acquired Business, nor may the Buyer employ any such employee during the first year of such two year period, PROVIDED that the Buyer will not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by the Buyer or its Affiliates, (ii) responds to any public advertisement placed by the Buyer or its Affiliates in any publication of general circulation or (iii) has been terminated by the Acquired Business prior to the commencement of employment discussions between the Buyer or any of its Affiliates and such employee.

                  (b) For the period ending on the second anniversary of the Closing Date, the Buyer will not, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of ConvaTec at the date hereof, to terminate his or her employment with ConvaTec, nor may the Buyer employ any such employee during the first year of such two year period, PROVIDED that the Buyer will not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by the Buyer or its

Affiliates, (ii) responds to any public advertisement placed by the Buyer or its Affiliates in any publication of general circulation or (iii) has been terminated by the Acquired Business prior to the commencement of employment discussions between the Buyer or any of its Affiliates and such employee.

                  (c) The Buyer agrees that money damages will not be an adequate remedy and that the Seller shall be entitled to equitable relief, including but not limited to injunction, in the event of any breach by the Buyer of this Section 7.8, in addition to any other remedies available to the Seller at law.

                  7.9 BOOKS AND RECORDS; ACCESS TO EMPLOYEES. The Buyer shall, and shall cause the Acquired Business to, retain all books, records and other documents pertaining to the Acquired Business in existence on the Closing Date and to make the same available after the Closing Date for inspection and copying by the Seller or any Affiliate of the Seller at the Seller's expense during the normal business hours of the Buyer or any Affiliate of the Buyer, as applicable, upon reasonable request and upon reasonable notice including, without limitation, in connection with the defense, compromise or settlement by the Seller of any action, suit, proceeding or investigation relating to the Retained Liabilities described in Section 2.2(b)(x). No such books, records or documents shall be destroyed or disposed of by the Buyer or any Affiliate of the Buyer prior to the fifth (5th) anniversary of the Closing Date without first advising the Seller in writing and giving the Seller a reasonable opportunity to obtain copies thereof. The Buyer shall, and shall cause its Affiliates to, make available to the Seller, the Affiliates of the Seller and their respective representatives all information and employees of the Acquired Business reasonably deemed necessary or desirable by the Seller or such Affiliates including, but not limited to, in connection with (i) preparing their respective Tax returns and financial statements, and conducting any audits or proceedings in connection therewith and asserting or defending any Claims and (ii) the defense, compromise or settlement by the Seller of any action, suit, proceeding or investigation relating to the Retained Liabilities described in Section 2.2(b)(x); PROVIDED that the Seller agrees to reimburse the Buyer for reasonable out of pocket expenses, if any, incurred by any such employee in connection therewith.

                  7.10 ANNOUNCEMENT. Neither the Seller nor the Buyer will issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange regulation, in which case the party required to issue the press release or make the statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

                  7.11 COMMERCIALLY REASONABLE EFFORTS. Each of the parties hereto shall use all commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered.

                  7.12 COVENANT NOT TO COMPETE; NON-SOLICITATION BY SELLER. (a) For the period ending on the third anniversary of the Closing Date, neither the Seller nor any of its Affiliates, shall engage, in any geographical area in which the Acquired Business currently does business or currently has plans to do business, in any business which competes with the Acquired Business; PROVIDED, HOWEVER, that nothing contained herein shall restrict the Seller or its Affiliates from manufacturing, selling or distributing (i) the Retained Patient Skin Care Products, (ii) Hexifoam, to the extent sold in the South Pacific region, (iii) any other products currently manufactured, sold or distributed by the Seller or any of its Affiliates (other than products listed on SCHEDULE 1.1(A)) and any modifications and improvements of such product, (iv) any product marketed or sold by the Seller or any of its Affiliates to consumers and (v) any pharmaceutical product manufactured, sold or distributed by the Seller or any of its Affiliates, and PROVIDED, FURTHER, that nothing contained herein shall preclude the Seller or any of its Affiliates from acquiring any interest in any business some or all of the operations of which would otherwise violate the foregoing prohibitions (the "COMPETING OPERATIONS") so long as (x) the annual revenues attributable to the Competing Operations do not exceed the lesser of $15 million or twenty five percent (25%) of the annual revenues of such business or (y) if they do, the acquiring entity divests the Competing Operations as soon as practicable, but not later than eighteen (18) months, after such acquisition.

                  (b) (i) For the period ending on the third anniversary of the Closing Date, the Seller and its Affiliates will not, directly or indirectly, solicit, encourage, entice or induce any person who is listed on SCHEDULE 7.12 (a "RESTRICTED EMPLOYEE") to terminate his or her employment with the Buyer, nor may the Seller or any of its Affiliates employ any such employee during the first year of such three year period, PROVIDED that the Seller will not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by the Seller or its Affiliates, (ii) responds to any public advertisement placed by the Seller or its Affiliates in any publication of general circulation or (iii) has been terminated by the Buyer prior to the commencement of employment discussions between the Seller or any of its Affiliates and such employee.

                           (ii) For the period ending on the second anniversary of the Closing Date, ConvaTec will not, directly or indirectly, solicit, encourage, entice or induce any person who is a non-union employee of the Acquired Business at the date hereof to terminate his or her employment with the Buyer, nor may ConvaTec employ any such employee during the first year of such two year period, PROVIDED that ConvaTec will not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by ConvaTec,
         (ii) responds to any public advertisement placed by ConvaTec in any publication of general circulation or (iii) has been terminated by the Buyer prior to the commencement of employment discussions between ConvaTec and such employee.

                  (c) Each of the Seller and ConvaTec agrees that damages at law would be an insufficient remedy to the Buyer in the event of a breach by the Seller or any of its Affiliates or by Convatec of Section 7.12(a) and Section 7.12(b), respectively, and that the Buyer shall be entitled to injunctive relief or other equitable remedies in the event of any such breach.

                  (d) If any of the provisions of Section 7.12(a) are held to be unenforceable because of the scope, term or area of their applicability, then the court making such determination shall modify such scope, term or area or all of them to the extent necessary to render Section 7.12(a) enforceable under applicable law, and such provisions shall then be enforced in such modified form.

                  7.13 CONFIDENTIALITY AGREEMENTS. On the Closing Date, the Seller shall cause Bristol-Myers Squibb to assign to the Buyer its rights under all confidentiality agreements (other than the Confidentiality Agreement) entered into by Bristol-Myers Squibb with prospective bidders in connection with the proposed sale of the Acquired Business to the extent the rights relate to confidential information of the Acquired Business (it being understood that the Seller and its Affiliates shall retain all other rights under such confidentiality agreements). At the Closing, the Seller will provide the Buyer with a copy of each such confidentiality agreement. Notwithstanding the foregoing, the Seller shall not assign, or provide copies of, any such confidentiality agreement if doing so would result in a breach thereof.

                  7.14 CHANGE OF NAME. The Seller will take all necessary corporate or other action as soon as practicable, and in any event within three
(3) months after the Closing, to change the name of CVL to a name which does not use the "Calgon" or "Vestal" name or any substantially similar name.

                  7.15 USE OF CERTAIN NAMES. (a) The Buyer agrees that the Seller may, for up to twelve (12) months after the Closing Date, use packaging, labels, package inserts, catalogs, brochures, handbooks and similar materials which contain the name "Calgon Vestal Laboratories" or variations thereof (including logos), as necessary after the Closing and until the supplies thereof have been exhausted in connection with the Seller's sale and distribution of the Retained Patient Skin Care Products; PROVIDED, HOWEVER, that the Seller (i) shall use all reasonable efforts in its procurement of such materials after the Closing to procure materials which do not include any such names, and to overprint, sticker or otherwise identify on such materials in such a way as to either obliterate such names or clearly indicate that neither the Seller nor any of its Affiliates is affiliated with the Acquired Business and
(ii) shall not use any such names after the Closing in any manner or for any purpose different from the use of such names by the Seller or its Affiliates during the ninety (90) day period preceding the Closing.

                  (b) The Seller agrees that the Acquired Business may, for up to twelve (12) months after the Closing Date, use packaging, labels, package inserts, catalogs, brochures, handbooks and similar materials which contain the name "ConvaTec" or variations thereof (including logos), as necessary after the Closing and until the supplies thereof included in the Purchased Assets have been exhausted; PROVIDED, HOWEVER, that the Buyer (i) shall use all reasonable efforts in its procurement of such materials after the Closing to procure materials which do not include any such names, and to overprint, sticker or otherwise identify on such materials in such a way as to either obliterate such names or clearly indicate that neither the Seller nor any of its Affiliates is affiliated with the Acquired Business and (ii) shall not use any such names after the Closing in any manner or for any purpose different from the use of such names by the Seller or its Affiliates during the ninety (90) day period preceding the Closing.

                  (c) Notwithstanding anything in this Section 7.15 to the contrary, in no event shall the Buyer, any Affiliate of the Buyer or the Acquired Business have the right under any circumstance to use for any purpose the names "Bristol-Myers Squibb Company," "Bristol-Myers Squibb," "BMS," "B-MS," "E.R. Squibb & Sons, Inc.," "E.R. Squibb" or any variations thereof.

                  7.16 CONSENTS; TRANSFER OF PERMITS. (a) Except as provided in
Section 7.16(b): (i) No representation, warranty or covenant of the Seller contained in this Agreement shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (A) the failure to obtain any consent, waiver or approval required under any agreement, contract or commitments set forth on Schedule 5.2, or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Persons arising out of or relating to the failure to obtain any such consent, waiver or approval or any default under or acceleration or termination of any agreement, contract or commitment.

                  (ii) The Seller agrees to cooperate with the Buyer after the Closing, upon the request of the Buyer, in any reasonable manner, in connection with the transfer of the Permits to the Buyer; PROVIDED, HOWEVER, that such cooperation shall not include any requirement that the Seller, CVL or any of their respective Affiliates expend any money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

                  (b) Section 7.16(a) shall not apply if and to the extent the Seller fails to fulfill its obligations under Section 2.5(b).

                  7.17 MIXED PRODUCT CONTRACTS; DISTRIBUTORS. (a) Promptly after the date hereof, the Seller shall provide to the Buyer, upon the Buyer's reasonable request, reasonable assistance in order to assign to the Buyer all rights, and for the Buyer to assume all obligations, under the Mixed Product Contracts as they relate to products or business of the Acquired Business. Each of the Buyer and the Seller acknowledges and agrees the other party hereto has significant interests in the Mixed Product Contracts with respect to such party's respective products and business and therefore each of the Buyer and the Seller agrees that it will not take any action or fail to take any action that could reasonably be expected to jeopardize or otherwise harm such other party's or such other party's Affiliate's interest in any Mixed Product Contract or the relationship between such other party or such other party's Affiliates and any other party to such Mixed Product Contracts. Each of the Buyer and the Seller and their respective Affiliates will use all reasonable commercial efforts to facilitate the transition of the Mixed Product Contract as contemplated by and in accordance with the terms of the Transition Services Agreement.

                  (b) Prior to the assignment and assumption of any Mixed Product Contract as contemplated by Section 7.17(a), whether by means of the execution of a new agreement by the Buyer and the other party to the Mixed Product Contract or the execution of an assignment and assumption agreement, the Buyer shall honor the prices and other terms set forth in such Mixed Product Contract during the currently remaining term of such Mixed Product Contract (including, to the extent applicable, delivering products of the Acquired Business to a party placing purchase orders for such products after the Closing Date on the terms contemplated by the applicable Mixed Product Contract).

                  (c) After the Closing Date, each of the Buyer and the Seller shall provide to the other party, upon such other party's reasonable request, reasonable assistance in order to facilitate the continuation of relationships of such other party's business with the distributors of its products (the "DISTRIBUTORS"). Each of the Buyer and the Seller acknowledges and agrees that the other party and its respective Affiliates have significant interests in their relationships with Distributors as such Distributors deal in the products of the other party and such party's Affiliates and therefore each of the Buyer and the Seller agrees that it will not take any action or fail to take any action that could reasonably be expected to jeopardize or otherwise harm the other party's or such other party's Affiliate's relationships with the Distributors.

                  7.18 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; BEST KNOWLEDGE; DISCLOSURE. (a) Whenever a representation or warranty made by the Seller herein refers to the knowledge or expectation of the Seller, such knowledge or expectation shall be deemed to consist only of the actual knowledge or expectation of any of those persons listed on SCHEDULE 7.18. The Seller has not undertaken, nor shall the Seller have any duty to undertake, any inquiry or investigation concerning any matter as to which a representation or warranty is made as to the Seller's knowledge or expectation except for consultation with the individuals listed on SCHEDULE 7.18.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed on one Schedule shall be deemed to be disclosed on all Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Seller in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                                    ARTICLE 8

                         CONDITIONS PRECEDENT OF SELLER
                         ------------------------------

                  The obligation of the Seller to consummate the transactions described in Article 2 hereof is subject to the receipt by the Seller of the Purchase Price and the assumption by the Buyer of the Assumed Liabilities as contemplated in Section 4.2 hereof and the fulfillment of each of the following conditions prior to or at the Closing:

                  8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                  8.2 AGREEMENTS. The Buyer shall have performed and complied in all material respects with all its covenants, undertakings and agreements required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

                  8.3 BUYER CERTIFICATE. The Seller shall have been furnished with a certificate of an authorized officer of the Buyer, dated the Closing Date, certifying to the effect that the conditions contained in Sections 8.1 and
8.2 have been fulfilled.

                  8.4 NO INJUNCTION. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall be in effect which restrains or prevents the consummation of the transactions contemplated hereby.

                  8.5 GOVERNMENTAL CONSENTS; HSR WAITING PERIOD. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies, necessary on the part of the Buyer or its Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected, and all applicable waiting periods, including any extensions thereof, under the HSR Act shall have expired or terminated.

                  8.6 PRODUCT SUPPLY AGREEMENT. The Seller and the Buyer shall have entered into the Product Supply Agreement.

                  8.7 TRANSITION SERVICES AGREEMENT. The Seller and the Buyer shall have entered into the Transition Services Agreement.

                  8.8 LICENSE AGREEMENT. The Seller and the Buyer shall have entered into the License Agreement.

                  8.9 BOARD OF DIRECTOR APPROVAL. This Agreement and the transactions contemplated hereby shall have been authorized and approved by the Board of Directors of Bristol-Myers Squibb.

                  8.10 MISCELLANEOUS CLOSING DELIVERIES. The Seller shall have received each of the following:

                  (a) all documents, instruments and other closing deliveries specified in Section 4.2(b); and

                  (b) such evidence, including appropriate certificates of the Buyer's authorized officers, as the Seller may reasonably request in order to establish (i) the corporate power and authority of the Buyer to consummate the transactions contemplated by this Agreement, and (ii) compliance with the conditions of Closing set forth herein.

                                    ARTICLE 9

                          CONDITIONS PRECEDENT OF BUYER
                          -----------------------------

                  The obligation of the Buyer to consummate the transactions described in Article 2 hereof is subject to the receipt by the Buyer of the Bill of Sale, Assignment of Patents and Assignment of Trademarks as contemplated by
Section 4.2 hereof and the fulfillment of each of the following conditions prior to or at the Closing:

                  9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                  9.2 AGREEMENTS. The Seller shall have performed and complied in all material respects with all of its covenants, undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  9.3 SELLER CERTIFICATE. The Buyer shall have been furnished with a certificate of an authorized officer of the Seller, dated the Closing Date, certifying to the effect that the conditions contained in Sections 9.1 and
9.2 have been fulfilled.

                  9.4 NO INJUNCTION. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall be in effect which restrains or prevents the consummation of the transactions contemplated hereby.

                  9.5 GOVERNMENTAL CONSENTS; HSR WAITING PERIOD. All material consents, approvals and authorizations of governmental and regulatory authorities, and all filings with and notifications of governmental authorities and regulatory agencies, necessary on the part of the Seller or CVL, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected, and all applicable waiting periods under the HSR Act shall have expired or terminated.

                  9.6 FIRPTA CERTIFICATE. The Buyer shall have received from the Seller one or more certificates in accordance with Treasury Regulation 1.1445-2 as contemplated by Section 7.5.

                  9.7 TRANSITION SERVICES AGREEMENT. The Buyer and the Seller shall have entered into the Transition Services Agreement.

                  9.8 LICENSE AGREEMENT. The Buyer and the Seller shall have entered into the License Agreement.

                  9.9 MISCELLANEOUS CLOSING DELIVERIES. The Buyer shall have received each of the following:

                  (a) all documents, instruments and other closing deliveries specified in Section 4.2(a); and

                  (b) such evidence, including appropriate certificates of the Seller's authorized officers, as the Buyer may reasonably request in order to establish (i) the corporate power and authority of the Seller to consummate the transactions contemplated by this Agreement and (ii) compliance with the conditions of Closing set forth herein.

                                   ARTICLE 10

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

                  10.1 SURVIVAL. The respective representations and warranties of the Seller and of the Buyer hereunder shall survive for a period of eighteen
(18) months after the Closing Date (the "SURVIVAL DATE") and thereafter shall expire.

                  10.2 INDEMNIFICATION OF BUYER AND ITS AFFILIATES. Subject to
Section 10.5, the Seller agrees to defend, indemnify and hold harmless the Buyer and its successors and assigns (individually, a "BUYER INDEMNITEE", and collectively, the "BUYER INDEMNITEES"), against and in respect of:

                  (a) any and all losses, damages, deficiencies, liabilities or expenses (including reasonable legal fees and expenses) ("DAMAGES") suffered or incurred by any such Buyer Indemnitee which is caused by, or resulting or arising from any failure by the Seller to perform or otherwise fulfill or comply with any undertaking or other agreement or obligation to be performed, fulfilled or complied with by the Seller hereunder after the Closing (including, but not limited to, the obligations of the Seller to satisfy the Retained Liabilities); and

                  (b) all Damages suffered or incurred by any Buyer Indemnitee which is caused by, or resulting or arising from any breach of any representation or warranty of the Seller contained in this Agreement other than the representations and warranties set forth in Section 5.15 and Section 5.16.

                  10.3 INDEMNIFICATION OF SELLER AND ITS AFFILIATES. Subject to
Section 10.5, the Buyer agrees to defend, indemnify and hold harmless the Seller and the Seller's Affiliates, and their respective successors and assigns (individually, a "SELLER INDEMNITEE", and collectively, the "SELLER INDEMNITEES"), against and in respect of:

                  (a) any and all Damages suffered or incurred by any Seller Indemnitee which is caused by, or resulting or arising from any failure by the Buyer to perform or otherwise fulfill or comply with any undertaking or other agreement or obligation to be performed, fulfilled or complied with by the Buyer after the Closing (including, but not limited to, the undertaking and assumption by the Buyer of the Assumed Liabilities); and

                  (b) all Damages suffered or incurred by any Seller Indemnitee which is caused by, or resulting or arising from any breach of any representation or warranty of the Buyer contained in this Agreement.

                  10.4 NOTICE AND OPPORTUNITY TO DEFEND. If any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Buyer Indemnitee or any Seller Indemnitee (the "INDEMNITEE") in respect of which such Indemnitee proposes to demand indemnification, such Indemnitee shall notify the party obligated to provide indemnification pursuant to Section 10.2 or 10.3 (the "INDEMNIFYING PARTY") thereof within a reasonable period of time after assertion thereof; PROVIDED, FURTHER, that the failure to so notify the Indemnifying Party shall not affect the Indemnitee's right to indemnification hereunder unless and only to the extent the Indemnifying Party's interests are actually prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Indemnifying Party shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; PROVIDED, HOWEVER, that if the Indemnifying Party shall have exercised its right to assume such control, the Indemnitee (i) may, in its sole discretion and at its own expense, employ separate counsel to represent it in any such matter, and in such event counsel selected by the Indemnifying Party shall be required to cooperate with such counsel of the Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Indemnitee and (ii) will, at its own expense, make available to the Indemnifying Party those employees of the Indemnitee or any Affiliate of the Indemnitee (including, but not limited to, in the case of the Buyer, the Acquired Business) whose assistance, testimony or presence is desirable to assist the Indemnifying Party in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; PROVIDED, HOWEVER, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Indemnitee and its Affiliates (including, but not limited to, in the case of the Buyer, the Acquired Business). The Indemnifying Party shall not compromise or settle any such action, suit, proceeding, claim, liability or assessment without the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, if such compromise or settlement could adversely impact the Indemnitee.

                  10.5 CERTAIN LIMITATIONS. The liability of the Seller or the Buyer, as applicable, for claims under this Agreement shall be limited by the following:

                  (a) At any time after the Survival Date, (i) the Seller shall have no further obligations under this Article 10 for breaches of representations and warranties of the Seller, except for Damages with respect to which the Buyer Indemnitee has given the Seller written notice prior to such date in accordance with Section 10.4 and (ii) the Buyer shall have no further obligations under this Article 10 for breaches of representations and warranties of the Buyer, except for Damages with respect to which the Seller Indemnitee has given the Buyer written notice prior to such date in accordance with Section 10.4.

                  (b) The amount of Damages otherwise recoverable under this
Article 10 shall be (i) reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Seller Indemnitee or the Buyer Indemnitee, as applicable, or any of its Affiliates is decreased by reason of any Damage in respect of which such Seller Indemnitee or Buyer Indemnitee, as applicable, shall be entitled to indemnity under this Agreement and (ii) increased to the extent to which any Federal, state, local or foreign tax liabilities are incurred by the Seller Indemnitee or the Buyer Indemnitee, as applicable, or any of its Affiliates as a result of the receipt of the indemnity so that, after any such decrease or increase, the position of the indemnified party is the same on an after tax basis as it would have been had there been neither any tax benefit nor any tax cost associated with either the Damage or the indemnity.

                  (c) The amount of Damages otherwise recoverable under this
Article 10 shall be reduced to the extent the party seeking indemnification receives insurance proceeds with respect to the matter for which indemnification is sought.

                  (d) Notwithstanding anything to the contrary herein, any claim by a Buyer Indemnitee against the Seller for breach of the representations and warranties of the Seller under this Agreement shall be payable by the Seller only in the event that the accumulated amount of the claims in respect of the Seller's obligations to indemnify under this Agreement shall exceed U.S.$2,000,000 in the aggregate (the "SELLER INDEMNIFICATION THRESHOLD"); PROVIDED, HOWEVER, that at such time as the aggregate amount of claims in respect of the indemnity obligations of such party shall exceed the Seller Indemnification Threshold, the Seller shall thereafter be liable only, subject to Section 10.5(e), for Damages suffered or incurred by Buyer Indemnitees in excess of U.S.$2,000,000, it being the intention of the parties that the initial U.S.$2,000,000 of claims excluded under the Seller Indemnification Threshold would not be recoverable against the Seller but would be borne by the Buyer.

                  (e) Notwithstanding anything to the contrary herein, in no event shall the maximum aggregate liability of the Seller with respect to Damages suffered or incurred by Buyer Indemnitees hereunder exceed U.S.$37,500,000.

                  (f) Notwithstanding anything to the contrary herein, any claim by a Seller Indemnitee against the Buyer for breaches of the representations and warranties of the Buyer under this Agreement shall be payable by the Buyer only in the event and to the extent that the accumulated amount of the claims in respect of the Buyer's obligations to indemnify under this Agreement shall exceed U.S.$2,000,000 in the aggregate (the "BUYER INDEMNIFICATION THRESHOLD"); PROVIDED, HOWEVER, that at such time as the aggregate amount of claims in respect of the indemnity obligations of such party shall exceed the Buyer Indemnification Threshold, the Buyer shall thereafter be liable, subject to
Section 10.5(g), for Damages suffered or incurred by Seller Indemnitees in excess of U.S.$2,000,000, it being the intention of the parties that the initial U.S.$2,000,000 of claims excluded under the Buyer Indemnification Threshold would not be recoverable against the Buyer but would be borne by the Seller.

                  (g) Notwithstanding anything to the contrary herein, in no event shall the maximum aggregate liability of the Buyer with respect to Damages suffered or incurred by Seller Indemnitees hereunder exceed U.S.$37,500,000.

                  10.6 PRODUCT LIABILITY CLAIMS. Subject to the limitations set forth in Sections 10.5(b), (c) and (e), the Seller agrees to indemnify and hold harmless the Buyer against and in respect of fifty percent (50%) of the Assumed Liabilities described in Section 2.2(a)(iii).

                  10.7 ENVIRONMENTAL CLAIMS. (a) Subject to the limitations set forth in Sections 10.5(b), (c) and (e) and in this Section 10.7, the Seller agrees to indemnify and hold harmless the Buyer against and in respect of fifty percent (50%) of the Assumed Liabilities described in Section 2.2(a)(iv) (excluding any costs and expenses incurred by the Buyer in connection with any environmental investigation or assessment) (the "ASSUMED ENVIRONMENTAL LIABILITIES") to the extent (and only to the extent) such liabilities and obligations are actually incurred by the Buyer and directly arise out of or directly relate to any violation of any Environmental Law, to investigate, remediate, remove, treat, contain or prevent the escape or migration of Hazardous Materials on, in, under, at or from the

Properties in order to protect the environment. The Buyer agrees to keep the Seller generally informed as to its plan to incur expenses covered by this
Section 10.7.

                  (b) Anything in this Agreement to the contrary notwithstanding, the Seller's obligation to indemnify the Buyer for the Assumed Environmental Liabilities pursuant to this Agreement will not extend to any cost incurred after the third anniversary of the Closing Date and will accrue if and only if:

                           (i) the aggregate amount of the Assumed Environmental Liabilities exceeds U.S.$500,000, it being understood and agreed to by each of the parties hereto that such U.S.$500,000 shall be borne solely by the Buyer; and

                           (ii) the Buyer undertakes (at its sole cost and expense) the environmental investigation or assessment of the Properties giving rise to such Assumed Environmental Liabilities within one (1) year of the Closing Date and the Buyer notifies the Seller in writing of any potential Assumed Environmental Liabilities that are identified in connection with such investigation or assessment within such one-year period.

                  10.8 REMEDIES. Except in the case of fraud by the breaching party, indemnification in accordance with the provisions of this Agreement shall be the sole and exclusive remedy of the Buyer and the Seller for any Damages suffered or incurred by Buyer Indemnitees or Damages suffered or incurred by Seller Indemnitees, respectively, including, but not limited to, any and all breaches of or inaccuracies in any of the respective representations or warranties, covenants, agreements or other obligations of the Seller and the Buyer set forth in this Agreement or in any other agreement or instrument contemplated thereby.

                                   ARTICLE 11

                                   TERMINATION
                                   -----------

                  11.1 TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) by mutual written consent of the Seller and the Buyer;

                  (b) by the Seller if any of the conditions set forth in
Article 8 shall have become incapable of fulfillment and shall not have been waived by the Seller;

                  (c) by the Buyer if any of the conditions set forth in Article 9 shall have become incapable of fulfillment and shall not have been waived by the Buyer; or

                  (d) by either party hereto if the Closing does not occur on or prior to that date which is (i) ninety (90) days after the date hereof or (ii) in the event of any inquiry or request for additional information from the FTC or the DOJ in connection with the HSR filings contemplated by Section 7.2, one hundred eighty (180) days after the date hereof;

PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to Section 11.1 (b), (c) or (d) is not in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement.

                  11.2 OBLIGATIONS UPON TERMINATION. In the event of termination by the Seller or the Buyer pursuant to Section 11.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) The Buyer shall promptly return to the Seller all documents and copies and other material received from the Seller or any representative of the Seller relating to the Acquired Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities, the Retained Liabilities or the transactions contemplated hereby, whether so obtained before or after the execution hereof;

                  (b) All confidential information received by the Buyer with respect to the Seller, any of its Affiliates, the Acquired Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities and the Retained Liabilities shall be treated in accordance with the terms and conditions of the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement;

                  (c) If such termination is pursuant to Section 11.1(b) or (d) under such circumstances that all the conditions to Closing set forth in Article 8 and Article 9 shall have been satisfied or would have been satisfied but for any action taken or omitted to be taken by the Buyer or any of its Affiliates, then such termination shall not result in any liability to the Seller; and

                  (d) If such termination is pursuant to Section 11.1(c) or (d) under such circumstances that all the conditions to Closing set forth in Article 8 and Article 9 shall have been satisfied or would have been satisfied but for any action taken or omitted to be taken by the Seller or any of its Affiliates, then such termination shall not result in any liability to the Buyer.

                  11.3 EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this
Article 11, this Agreement shall become void and of no further force or effect, except for the provisions of Section 5.10, Section 6.3, Section 7.1(b), Section 7.10, Section 12.2, Section 12.3, Section 12.4 and this Section 11.3. Nothing in this Article 11 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

                  12.1 BULK TRANSFER LAWS. The Buyer hereby waives compliance by the Seller with the provisions of any so-called bulk transfer law in any jurisdiction in connection with the transactions contemplated hereby.

                  12.2 EXPENSES. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. All costs of any documentary, stamp, sales, excise, transfer or other tax or recording or filing fees and charges payable (other than Income Taxes and gains Taxes payable by the Seller) in respect of the sale of the Purchased Assets shall be borne equally by the Buyer and the Seller.

                  12.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

                  12.4 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                  12.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective person giving such notice or other communication (in the case of any corporation the signature shall be by an authorized officer thereof) upon receipt of hand delivery, certified or registered mail (return receipt requested), or telecopy transmission with confirmation of receipt:

                  If to the Seller, to:

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York  10154-0037
                  Telecopy:   (212) 546-4390

                  Attention:  Mr. George P. Kooluris
                              Senior Vice President
                              Corporate Development

                  with a copy to:

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York  10154-0037
                  Telecopy:   (212) 546-9562

                  Attention:  John L. McGoldrick, Esq.
                              Senior Vice President and
                              General Counsel

                  and to:

                  Winthrop, Stimson, Putnam & Roberts
                  One Battery Park Plaza
                  New York, New York  10004-1490
                  Telecopy:   (212) 858-1500

                  Attention:  Stephen R. Rusmisel, Esq.

                  If to the Buyer, to:

                  STERIS Corporation
                  5960 Heisley Road
                  Mentor, Ohio  44060-1868

                  Telecopy:  (216) 639-4457

                  Attention:  Bill R. Sanford
                              Chairman, President and
                              Chief Executive Officer

                  with a copy to:

                  STERIS Corporation
                  5960 Heisley Road
                  Mentor, Ohio  44060-1868

                  Telecopy:  (216) 639-4457

                  Attention:  David C. Dvorak, Esq.
                              General Counsel and
                              Secretary

                  Thompson Hine & Flory LLP
                  3900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1216

                  Telecopy:  (216) 566-5800

                  Attention:  Roy L. Turnell, Esq.

Such names and addresses may be changed by such notice.

                  12.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto, all of which are a part hereof) and contain the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter, including but not limited to the Offering Memorandum.

                  12.7 AMENDMENTS. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

                  12.8 HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", or "Schedules" shall be deemed to be references to Articles or Sections hereof or Schedules hereto unless otherwise indicated.

                  12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

                  12.10 PARTIES IN INTEREST; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Seller and the Buyer and their respective successors. Except as provided in or contemplated by Article 10 (which shall confer upon the Persons referred to therein for whose benefit it is intended the right to enforce such Article, as applicable), nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Buyer or the Seller without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that the Buyer may assign its right to purchase the Acquired Business (including the Purchased Assets) hereunder to a wholly-owned subsidiary of the Buyer without the prior written consent of the Seller; PROVIDED FURTHER, HOWEVER, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this
Section 12.10 shall be void.

                  12.11 SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  12.12 WAIVER. Any of the conditions to Closing set forth in this Agreement may be waived at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       E.R. SQUIBB & SONS, INC.

                                       By: /s/ Perry A. Karsen
                                          -------------------------------------
                                          Perry A. Karsen
                                          Vice President, Corporate
                                          Development, as Attorney-in-Fact
                                          for J. Edward Penick, Jr., Vice
                                          President

                                       STERIS CORPORATION

                                       By: /s/ Bill R. Sanford
                                          -------------------------------------
                                           Bill R. Sanford
                                           Chairman, President and Chief
                                           Executive Officer

                             FIRST AMENDMENT TO THE
                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                            E.R. SQUIBB & SONS, INC.
                                       AND
                               STERIS CORPORATION

                  THIS FIRST AMENDMENT (the "FIRST AMENDMENT") to the Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT"), dated as of November 26, 1996, by and between E.R. Squibb & Sons, Inc., a Delaware corporation (the "SELLER"), and STERIS Corporation, an Ohio corporation (the "BUYER"), is dated as of December 18, 1996. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

                             W I T N E S S E T H:
                             - - - - - - - - - -

                  WHEREAS, the parties have entered into the Asset Purchase Agreement; and

                  WHEREAS, the parties now desire to amend the Asset Purchase Agreement as provided herein;

                  NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth herein, the Buyer and the Seller, each intending to be legally bound, hereby agree as follows:

                  1. The first sentence of Section 2.1(a) of the Asset Purchase Agreement (Purchase and Sale) is hereby amended by deleting the present text thereof and substituting in its place the following sentence:

         "At the Closing provided for in Section 4.1, on the terms and subject to the conditions set forth in this Agreement, the Seller shall, or shall cause its Affiliates to, sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller and its Affiliates, all of the right, title and interest of the Seller and its Affiliates in and to the assets, properties and rights held by the Seller or such Affiliates primarily for use by the Acquired Business (other than the Excluded Assets), as the same may exist on the Closing Date, wherever located, and whether tangible or intangible (collectively, the "PURCHASED ASSETS").

                  2. Section 2.1(a)(ii) of the Asset Purchase Agreement (Purchase and Sale) is hereby amended by deleting the present text thereof and substituting in its place the following sentence:

                  "(ii) all machinery, equipment, fixtures, office furniture, tools and other tangible property that is either (A) held by the Seller or its Affiliates primarily for use by the Acquired Business or (B) located at the Properties (other than any Excluded Assets located at the Properties);"

                  3. Section 2.1(a)(vi) of the Asset Purchase Agreement (Purchase and Sale) is hereby amended by deleting the present text thereof and substituting in its place the following sentence:

                  "(vi) subject to Section 2.5(b), all agreements, contracts or commitments (other than the Mixed Product Contracts) binding on the Seller or its Affiliates and relating primarily to the Acquired Business and Permits of the Acquired Business;"

                  4. Section 3.1 of the Asset Purchase Agreement (Preliminary Statement of Inventory) is hereby amended by deleting the present text thereof and substituting in its place the following paragraph:

                           "3.1 PRELIMINARY STATEMENT OF INVENTORY. As soon as reasonably practicable after the Closing Date but in any event within one-hundred twenty (120) days thereafter, the Buyer shall direct the preparation of, and deliver to the Seller, a statement of Inventory as of the Closing Date (the "PRELIMINARY INVENTORY STATEMENT"). The Preliminary Inventory Statement shall be prepared in accordance with the inventory valuation methods utilized by the Seller in connection with the preparation of the Statement of Assets and Liabilities and shall reflect the results of the physical inventory count to be performed by the Buyer's independent public accountant (i) with respect to Inventory located at the Properties, on or before January 5, 1997, and (ii) with respect to Inventory not located at the Properties on the Closing Date, at any time prior to the date on which the Preliminary Inventory Statement is to be delivered to the Seller. The Buyer agrees that Bristol-Myers Squibb and its representatives, including, without limitation, Price Waterhouse LLP, shall have the right to observe the performance of the physical inventory count contemplated by this
         Section 3.1."

                  5. Section 4.1 of the Asset Purchase Agreement (Closing) is hereby amended by deleting the present text thereof and substituting in its place the following paragraph:

                           "4.1 CLOSING. The closing of the transactions provided for herein (the "CLOSING") will take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery

         Park Plaza, New York, New York 10004, at 10:00 a.m. (local time), but with effect from 12:00:01 a.m., on the fifth business day following the satisfaction or waiver of all of the conditions set forth in Articles 8 and 9, or at such other time and place as the Buyer and the Seller shall agree (the date of the Closing being the "CLOSING DATE")."

                  6. Section 7.4 of the Asset Purchase Agreement (Employee Matters) is hereby amended by adding the following subsection:

                           "(j)  At the Closing, the Seller and the Buyer
shall execute and deliver the Letter Agreement in the form attached hereto as
EXHIBIT I.

                  7. (a) Section 7.7 of the Asset Purchase Agreement (Leased Vehicles) is hereby amended by adding to such section the following text:

         "From and after the Closing Date (to the extent the automobile leases are not amended as contemplated by this Section 7.7 prior to the Closing Date), the Buyer hereby agrees to (i) pay directly, or to reimburse the Seller (or its Affiliates) for, any and all costs and expenses arising on or after the Closing Date relating to such automobile leases, including, without limitation, the applicable lease payments, (ii) maintain policies of insurance relating to each of the leased vehicles with respect to periods beginning on or after the Closing Date and (iii) indemnify and hold harmless the Seller and its Affiliates from and against any and all losses, damages, costs and expenses, including reasonable attorney's fees, arising out of or relating to the use or operation of the leased vehicles from and after the Closing Date including, without limitation, losses, damages, costs and expenses relating to property damage, personal injury and third party claims."

                  (b) SCHEDULE 7.7 of the Asset Purchase Agreement is hereby amended by deleting the present text thereof and substituting in its place
SCHEDULE 7.7 in the form attached hereto.

                  8. Section 7.12(b)(ii) of the Asset Purchase Agreement (Covenant Not to Compete; Non-Solicitation by Seller) is hereby amended by deleting the present text thereof and substituting in its place the following paragraph:

                           "(ii) For the period ending on the second anniversary of the Closing Date, ConvaTec will not, directly or indirectly, solicit, encourage, entice or induce any person who is a non-union employee of the Acquired Business at the date hereof to terminate his or her employment with the Buyer, nor may ConvaTec employ any such employee during the first year of such two year period, PROVIDED that


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



         ConvaTec will not be precluded from hiring any such employee who (A) is listed on SCHEDULE 7.12(B)(II), (B) initiates discussions regarding such employment without any direct or indirect solicitation by ConvaTec, (C) responds to any public advertisement placed by ConvaTec in any publication of general circulation or (D) has been terminated by the Buyer prior to the commencement of employment discussions between ConvaTec and such employee. The Seller agrees that the employees listed on SCHEDULE 7.12 (B)(II) will be made available by the Seller to the Buyer in connection with the services to be performed pursuant to the Transition Services Agreement."

                  9. Section 7.15(a) of the Asset Purchase Agreement (Use of Certain Names) is hereby amended by deleting the present text thereof and substituting in its place the following paragraph:

                  "(a) The Buyer agrees that the Seller may, (i) for up to twelve (12) months after the Closing Date, produce and use packaging, labels, package inserts, catalogs, brochures, handbooks and similar materials which contain the name "Calgon Vestal Laboratories" or variations thereof (including logos), and (ii) for up to thirty six
         (36) months after the Closing Date, sell products displaying the name "Calgon Vestal Laboratories" or variations thereof (including logos) in connection with the sale and distribution of (x) the Retained Patient Skin Care Products and (y) the wound care products of the Seller and its Affiliates, in each case as necessary after the Closing; PROVIDED, HOWEVER, that the Seller (A) shall use all reasonable efforts in its procurement of such materials after the Closing to procure materials which do not include any such names, and to overprint, sticker or otherwise identify on such materials in such a way as to either obliterate such names or clearly indicate that neither the Seller nor any of its Affiliates is affiliated with the Acquired Business, (B) shall not use any such names after the Closing in any manner or for any purpose different from the use of such names by the Seller or its Affiliates during the ninety (90) day period preceding the Closing and
         (C) shall use such names after the Closing only in connection with products of substantially similar quality to such products as manufactured and sold during the ninety (90) day period preceding the Closing; it being understood and agreed that in no event shall the Seller sell any product displaying the name "Calgon Vestal Laboratories" or variations thereof (including logos) more than thirty six (36) months after the Closing Date. The Seller agrees to indemnify and hold harmless the Buyer from and against any and all losses, damages, costs and expenses, including reasonable attorney's fees, which the Buyer may suffer or incur as a result of the Seller's use of the name "Calgon Vestal Laboratories" or variations thereof (including logos)


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



         as contemplated by this Section 7.15(a), including, without limitation, losses, damages, costs and expenses resulting from or relating to warranty claims, product recalls and product liability claims."

                  10. Section 7.15(b) of the Asset Purchase Agreement (Use of Certain Names) is hereby amended by deleting the present text thereof and substituting in its place the following paragraph:

                  "(b) The Seller agrees that the Acquired Business may, for up to twelve (12) months after the Closing Date, produce and use packaging, labels, package inserts, catalogs, brochures, handbooks and similar materials which contain the name "ConvaTec" or variations thereof (including logos), and (ii) for up to thirty six (36) months after the Closing Date, sell products displaying the name "ConvaTec" or variations thereof (including logos), in connection with the sale of Inventory, in each case as necessary after the Closing ; PROVIDED, HOWEVER, that the Buyer (i) shall use all reasonable efforts (which shall require more than reasonable efforts but not to the level of best commercial efforts) in its procurement of such materials after the Closing to procure materials which do not include any such names taking into account, INTER ALIA, the size of the product unit, and to overprint, sticker or otherwise identify on such materials in such a way as to either obliterate such names or clearly indicate that neither the Seller nor any of its Affiliates is affiliated with the Acquired Business, (ii) shall not use any such names after the Closing in any manner or for any purpose different from the use of such names by the Seller or its Affiliates during the ninety (90) day period preceding the Closing and (iii) shall use such names after the Closing only in connection with products of substantially similar quality to such products as manufactured and sold during the ninety (90) day period preceding the Closing; it being understood and agreed that in no event shall the Buyer sell any product displaying the name "ConvaTec" or variations thereof (including logos) more than thirty six (36) months after the Closing Date. The Buyer agrees to indemnify and hold harmless the Seller from and against any and all losses, damages, costs and expenses, including reasonable attorney's fees, which the Seller may suffer or incur as a result of the Buyer's use of the name "ConvaTec" and variations thereof (including logos) as contemplated by this
         Section 7.15(b), including, without limitation, losses, damages, costs and expenses resulting from or relating to warranty claims, product recalls and product liability claims relating to or arising out of products manufactured on or after the Closing Date. The Seller agrees to indemnify and hold harmless the Buyer from and against any and all losses, damages, costs and expenses, including reasonable attorney's fees, which the Buyer may suffer or incur as a result of the sale of products manufactured by the Seller prior to the Closing Date, including, without limitation, losses, damages, costs and expenses resulting from or relating to warranty claims, product recalls and product liability claims."

                  11. Section 7.15 of the Asset Purchase Agreement (Use of Certain Names) is further amended by adding the following new subparagraphs:

                  "(d) (i) The Seller shall have the right to request in writing that the Buyer or the Acquired Business recall products bearing the name "ConvaTec" or variations thereof (including logos) in accordance with Section 7.15(a) which the Seller determines in good faith after reasonable investigation to be defective or non-conforming to product or regulatory specifications, and each of the Seller and the Buyer hereby agree to thereafter negotiate in good faith regarding whether a product should be recalled and the terms and conditions of any such product recall, PROVIDED that the Buyer shall have the final decision on whether a product will be recalled."

                  (ii) The Buyer shall have the right to request in writing that the Seller recall products bearing the name "Calgon Vestal Laboratories" or variations thereof (including logos) in accordance with Section 7.15(b) which the Buyer determines in good faith after reasonable investigation to be defective or non-conforming to product or regulatory specifications, and each of the Buyer and the Seller hereby agree to thereafter negotiate in good faith regarding whether a product should be recalled and the terms and conditions of any such product recall, PROVIDED that the Seller shall have the final decision on whether a product will be recalled."

                  12. SCHEDULE 5.9 of the Asset Purchase Agreement is hereby amended by deleting the present text thereof and substituting in its place
SCHEDULE 5.9 in the form attached hereto.

                  13. Except as specifically amended or modified in this First Amendment, the terms and conditions of the Asset Purchase Agreement shall remain unaffected, unchanged and unimpaired in every particular as set forth in the Asset Purchase Agreement.

                  14. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


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



                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment as of the date first above written.

                                  E.R. SQUIBB & SONS, INC.

                                  By: /s/ Perry A. Karsen
                                     _______________________________________
                                     Name:  Perry A. Karsen
                                     Title: Vice President, Corporate
                                            Development, as Attorney-in-Fact
                                            for J. Edward Penick, Jr., Vice
                                            President


                                  STERIS CORPORATION

                                  By: /s/ Bill R. Sanford
                                     _______________________________________
                                     Name:  Bill R. Sanford
                                     Title: Chairman, President and
                                            Chief Executive Officer


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